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Filed pursuant to Rule 424(b)(5)
Registration No. 333-226055

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2019

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 17, 2018)

            Shares

Common Stock

        We are offering            shares of our common stock. Our common stock is listed on The Nasdaq Global Select Market under the symbol "MRSN." On February 27, 2019, the last reported sale price for our common stock on The Nasdaq Global Select Market was $6.90 per share.

        We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

        Investing in our common stock involves a high degree of risk. Please read "Risk Factors" on page S-9 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We have agreed to reimburse the underwriters for certain expenses. See "Underwriting."

        We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to            additional shares of our common stock. See "Underwriting" for more information.

        The underwriters expect to deliver the shares to the investors on or about                        , 2019.

Sole Book-Running Manager

SVB Leerink

February     , 2019

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $250,000,000. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, including all documents incorporated herein and therein by reference, together with the additional information described under "Where You Can Find More Information" below and in the accompanying prospectus before making an investment decision.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        This prospectus supplement may add to, update or change the information in the accompanying prospectus or the documents incorporated by reference herein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein, this prospectus supplement will apply and will supersede that information in the accompanying prospectus or the documents incorporated by reference herein.

        "Mersana Therapeutics," "Mersana," the "Company," "we," "us," "our" and similar names refer to Mersana Therapeutics, Inc. and its consolidated subsidiary, unless we state otherwise or the context otherwise requires.

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement and the documents incorporated by reference herein, before making an investment decision.

Overview

        We are a clinical stage biopharmaceutical company focused on developing antibody drug conjugates, or ADCs, that offer a clinically meaningful benefit for cancer patients with significant unmet need. We have leveraged 20 years of industry learning in the ADC field to develop proprietary technologies that enable us to design ADCs to have improved efficacy, safety and tolerability relative to existing ADC therapies. Our most advanced platform, Dolaflexin, has been used to generate a pipeline of proprietary ADC product candidates to address patient populations that are not currently amenable to treatment with traditional ADC-based therapies. Our lead product candidate, XMT-1536, is an ADC targeting NaPi2b, an antigen broadly expressed in ovarian cancer and non small cell lung cancer, or NSCLC. The first patient was dosed on XMT-1536 in early 2018 and the study is currently in Phase 1 dose escalation in patients with ovarian cancer, NSCLC and other orphan indications where a majority of patients express NaPi2b, including endometrial, papillary renal, papillary thyroid and salivary duct. We plan to select a dose for use in the Phase 1 expansion studies and report data from the dose escalation study in the second quarter of 2019. Following dose escalation and establishment of a go forward dose, if the data from this trial warrant further development, we plan to expand into patient cohorts aimed at establishing proof of concept in platinum resistant ovarian cancer and NSCLC adenocarcinoma.

        Beyond XMT-1536 and our Dolaflexin platform, we continue to work to identify earlier stage product candidates employing the platforms described below, and to advance our ADC platform technologies. We are leveraging our expertise to advance platform innovations that further expand the potential of our ADCs to deliver clinically meaningful benefit for cancer patients.

  •
  Dolasynthen is designed to be a novel, proprietary, homogeneous payload platform enabling the creation of ADCs with the ability to provide drug to antibody ratios, or DARs, ranging from 2 to 24.

  •
  Immunosynthen, our emerging platform, is designed to be a novel, proprietary, immunostimulatory payload platform with the potential to create ADCs that can ideally address the challenge of systemic delivery and tolerability of immunomodulatory payloads.

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  Alkymer, our DNA alkylation platform, has the potential to provide a broad therapeutic index for a DNA alkylating payload mechanism, and broaden addressable tumor indications to include those that are not responsive to anti-tubulin agents.

        We plan to disclose the progress on the development of our platforms throughout 2019 and expect to announce our next ADC clinical candidate in the second half of 2019.

        In addition, we have established strategic research and development partnerships with Merck KGaA and Asana Biosciences for the development and commercialization of additional ADC product candidates against a limited number of targets selected by our partners based on our Dolaflexin platform. We believe the potential of our ADC technologies, supported by our world-class management team and protected by our robust intellectual property portfolio, will allow us to develop targeted and highly tailored therapies to help cancer patients become cancer survivors.

        Our current pipeline is summarized in the chart below:

ADC Background

        ADCs are an established therapeutic approach in oncology used to selectively deliver a highly potent chemotherapeutic payload directly to tumors thereby minimizing toxicity to surrounding healthy tissue. An ADC consists of an antibody attached to a "payload" via a molecule known as a linker. The antibody provides targeting capability against a distinct antigen expressed preferentially on a tumor cell, which results in the ADC binding only to those cells that express the target antigen. Upon binding to the tumor cell antigen, the ADC is internalized by the tumor cell and the cytotoxic payload is released, killing the cell in a targeted manner.

        Despite the promise of ADCs, companies in the field have faced certain challenges in developing product candidates that achieve the optimal therapeutic index, or the balance between efficacy and tolerability. These challenges are characterized as follows:

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  Linker stability:  Linkers must be stable in the bloodstream to ensure that free payload is not released into circulation prior to delivery into the tumor. Free payload in circulation causes toxicity. Efforts to design better linkers to increase stability have, in turn, reduced the efficiency of payload release once the ADC is internalized in the tumor cell, resulting in decreased efficacy.

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  Drug-to-antibody ratio:  Increases in the number of payload molecules delivered per antibody internalization event increases potency. However, the DAR has typically been limited to three to four payload molecules per antibody due to aggregation, poor pharmacokinetics and loss of drug-like properties of the ADC at levels above this threshold. Other attempts to increase efficacy have involved the introduction of ultra-potent payloads, however these efforts appear to face safety and tolerability challenges, necessitating even further reduced DAR to maintain acceptable pharmacokinetics and drug-like properties.

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  Target antigen expression level:  Tumor cells typically require a threshold number of payload molecules to be internalized in order to kill the cell. Antigens with lower levels of expression have proven less desirable as targets for ADCs, as a result of fewer binding, internalization and payload delivery events to drive cell-killing activity. In turn, this has limited the number of cancers amenable to treatment with ADC-based approaches, as the use of ADCs requires antigen targets to be highly expressed on tumor cells.

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  Bystander effect:  A released payload that is able to diffuse into and kill neighboring tumor cells, irrespective of antigen expression, is known as having a "bystander effect." While the bystander effect has been shown to improve efficacy by killing adjacent tumor cells, it is also associated with indiscriminate healthy cell killing, which leads to dose limiting toxicities, such as neutropenia.

        Our proprietary and highly differentiated Dolaflexin platform is designed to overcome these challenges and potentially achieve improved efficacy, safety and tolerability, hence improving the therapeutic index, compared to traditional ADC technologies. Unlike traditional ADCs, where the payload is attached directly to the antibody via a linker, our ADCs feature antibodies attached to multiple units of Dolaflexin, which each consist of our Fleximer polymer scaffold conjugated to several proprietary auristatin payload molecules. As a result, we believe our ADCs have the potential to offer the following benefits relative to traditional ADCs:

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  Improved linker stability:  Fleximer is a biodegradable, highly biocompatible and highly water soluble polymer scaffold. Fleximer creates a highly hydrophilic microenvironment, which protects the linker and the payload and results in a highly stable ADC in circulation. We have demonstrated in non-human primates that an ADC utilizing Dolaflexin is highly stable, with less than 0.05% of free payload detected in circulation.

  •
  Higher drug-to-antibody ratio:  The hydrophilic microenvironment of Fleximer shields the highly hydrophobic payload molecules and allows the ADC to achieve a DAR of 10 to 15 while maintaining acceptable pharmacokinetics and drug-like properties in animal models. In multiple preclinical models, our lead product candidate, XMT-1536, which is based on the Dolaflexin platform, has demonstrated that higher DAR results in a significant increase in efficacy relative to traditional ADCs administered at comparable or even higher dose levels.

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  Expanded range of addressable target antigen expression levels:  As a result of higher DAR, our ADCs can deliver more payload to the tumor cell per antibody binding and internalization event. As a result, in preclinical models we have shown efficacy against tumors with lower levels of antigen expression. Our lead product candidate, XMT-1536, has demonstrated efficacy in animal models of low antigen-expressing tumors where alternative ADC platforms have shown either weak or no efficacy.

  •
  Controlled bystander effect:  We have designed our proprietary auristatin payload, used in the Dolaflexin platform, with a feature, referred to as DolaLock, that allows us to capture the benefits of the bystander effect while minimizing potential toxicities to healthy tissue. Specifically, the initial payload released from the ADC in the tumor is capable of a bystander effect. However, as the payload is metabolized over time, it loses the ability to diffuse into neighboring cells and becomes trapped in the cell, preventing further diffusion into healthy tissues.

        The benefits of the Dolaflexin platform have resulted in tolerable doses in our preclinical models well in excess of the efficacious doses. Based on these findings, we have advanced XMT-1536 into Phase 1 development. We believe these advantageous characteristics of our Dolaflexin platform provide a substantial opportunity to develop clinically meaningful ADC therapies with potential to address a broader range of cancers than traditional ADC based approaches.

        We have assembled a management team with extensive, relevant experience, including specific ADC experience, from prior work at leading pharmaceutical companies such as Millennium Pharmaceuticals, Inc., Takeda, Biogen, Inc., MedImmune, Inc., Bayer AG, Genzyme and Vertex Pharmaceuticals, Inc. We are supported by our board of directors and scientific advisory board, who offer complementary experience in drug discovery and development, as well as expertise in building public companies, management and business development. We believe that our highly differentiated platform, together with the team we have assembled, positions us well to generate best in class ADCs with the potential to transform the lives of cancer patients.

Our strategy

        Our goal is to become a leading oncology company by leveraging the potential of our innovative and differentiated ADC technologies. Our strategy to achieve this goal is as follows:

  •
  Rapidly advance the clinical development of XMT-1536.  Our lead product candidate, XMT-1536, is an ADC targeting NaPi2b and has demonstrated significant anti-tumor activity in preclinical models of ovarian cancer and NSCLC. XMT-1536 is currently in a Phase 1 dose escalation study in patients with ovarian cancer and NSCLC and other orphan indications where a majority of patients express NaPi2b including papillary thyroid, papillary renal, endometrial and salivary duct. We plan to report data from the dose escalation portion of the study in the second quarter of 2019. Following dose escalation and establishment of a recommended go forward dose, if the data from this trial warrant further development, we will expand into cohorts aimed at establishing proof-of-concept in platinum resistant serous ovarian cancer and NSCLC adenocarcinoma.

  •
  Expand our ADC technology platform capabilities and build a pipeline of ADC candidates that address the significant unmet medical needs of cancer patients. We intend to establish a leading position in the field of ADCs by continuing to advance platform innovations that further broaden the potential of our ADCs to deliver clinically meaningful benefit for cancer patients. Our areas of focus include the development of alternative scaffolds to drive homogeneity of our ADCs, alternative payloads to address additional indications and drug resistance. We believe these efforts may lead to the development of a robust pipeline of ADC candidates with improved efficacy and tolerability that have the potential to expand the addressable patient population.

  •
  Evaluate strategic partnerships to maximize the value of our programs and platforms.  Our platform technologies, and product discovery and development capabilities, drive the potential for multiple clinically meaningful opportunities for cancer patients. In order to preserve a disciplined drug development and commercialization focus, we may choose to enter into strategic partnerships that facilitate our ability to bring differentiated product candidates to more patients. Our current partnerships with Merck KGaA and Asana Biosciences exemplify different aspects of this strategy.

  •
  Attract and retain people that share our commitment to scientific excellence and patient care. In addition to our team's deep experience with ADC science, drug development and operational management, we believe that our accomplishments are a testament to the talent and commitment of our people. Our team is driven by a shared passion to advance therapies that make a significant difference in the lives of cancer patients. We will continue to cultivate the collaborative and passionate workplace culture that has allowed us to advance this mission.

Platform development

        We intend to establish a leading position in the field of ADCs by continuing to advance our platform innovations that further broaden the potential of our ADCs to deliver clinically meaningful benefit for cancer patients. Our areas of focus include the development of alternative scaffolds to drive homogeneity of our ADCs, alternative payloads to address additional indications and drug resistance.

We believe these efforts may lead to new product candidates with improved efficacy and tolerability as well as expansion of the addressable patient population. These platforms include:

  •
  Dolasynthen is designed to be a novel, fully homogeneous AF-HPA based payload platform, is designed to enable the creation of ADCs with the ability to provide DARs ranging from 2 to 24. In preclinical studies, the Dolasynthen platform showed potent in vivo antitumor activity and favorable tolerability in non-human primates. Data suggest that fully homogeneous Dolasynthen ADCs have the potential to provide meaningful improvements in efficacy, PK and tolerability that make them suitable for future development. We have also demonstrated that the Dolasynthen platform is compatible with a variety of site-specific bioconjugation methods, allowing us to precisely create and optimize ADCs, including control over DAR, site of bioconjugation, and homogeneity.

  •
  Immunosynthen is designed to be a novel, proprietary, immunostimulatory payload platform with the potential to create ADCs that can address the challenge of providing a local, tissue specific immunostimulatory response with a systemically administered medicine while maintaining a desirable tolerability profile and therapeutic index.

  •
  Alkymer, our DNA alkylation platform, has the potential to provide a broad therapeutic index for a DNA alkylating payload mechanism, and broaden addressable tumor indications to include those that are not responsive to anti-tubulin agents such as those employed in our Dolaflexin and Dolasynthen platforms. In preclinical studies, the Alkymer platform exhibited an increased therapeutic index when compared to leading benchmark DNA monoalkylator ADC platforms.

        We are planning to disclose the progress on the development of our platforms at scientific meetings throughout 2019.

Our product candidate

XMT-1536: our NaPi2b-targeted ADC

        Our lead product candidate, XMT-1536, is a Dolaflexin ADC targeting NaPi2b-expressing tumors. It is currently in the dose escalation portion of a Phase 1 clinical study. NaPi2b is an antigen highly expressed in 60 to 90% of both non-squamous NSCLC and epithelial ovarian cancer. However, the expression of NaPi2b in normal tissue is restricted to a limited subset of cell types, rendering it an ideal antigen for ADC development. XMT-1536 is composed of a proprietary anti-NaPi2b antibody, selected for its advantageous internalization properties. We are actively recruiting and dosing patients with ovarian cancer, NSCLC and a other orphan indications where a majority of patients express NaPi2b, including papillary thyroid, papillary renal, endometrial and salivary duct. We plan to report data from the Phase 1 dose escalation portion of the study in the second quarter of 2019.

        We believe this target to be clinically validated via Genentech's lifastuzumab vedotin, an ADC targeting NaPi2b utilizing the Seattle Genetics vc-MMAE platform, which provided encouraging results in Phase 1 studies in ovarian cancer. The clinical study had a 41% confirmed objective response rate by response evaluation criteria in solid tumors (RECIST criteria), which was achieved without evidence of target-mediated toxicities. However, in a randomized Phase 2 study in platinum-resistant ovarian cancer, lifastuzumab vedotin failed to demonstrate a statistically-significant benefit to liposomal doxorubicin, the comparator, on the primary endpoint of progression free survival (PFS) despite a numerically superior response rate and improvement in median progression-free survival. Responses in NSCLC patients were also limited despite widespread expression of the NaPi2b target in the Phase 1 patients. Genentech has since discontinued development of lifastuzumab vedotin. The validation of the NaPi2b target provided by these studies forms the basis of our rationale to develop XMT-1536 as a potentially clinically meaningful ADC for the treatment of epithelial ovarian cancer and non-squamous

NSCLC adenocarcinoma. Based on our preclinical data, we believe that XMT-1536 may offer improved efficacy and a wider therapeutic index in these patients.

Recent Developments

        As of December 31, 2018, we had cash, cash equivalents and marketable securities of $70.1 million. We are currently considering entering into a facility that will provide us up to $25 million of debt, although we have not entered into definitive documentation with any lenders and can make no assurance that we will do so on commercially reasonable terms, if at all.

        The cash, cash equivalents and marketable securities information above is based on preliminary unaudited information and management estimates as of December 31, 2018, is not a comprehensive balance sheet and is subject to completion of our financial closing procedures. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary result.

Implications of Being an Emerging Growth Company

        We are an "emerging growth company," as defined in the Jumpstart Our Business Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.07 billion in non-convertible debt during the prior three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

Corporate Information

        We were incorporated in the state of Delaware in February 2002 as Nanopharma Corp., and we changed our name to Mersana Therapeutics, Inc. in November 2005. Our principal executive offices are located at 840 Memorial Drive, Cambridge, Massachusetts 02139, and our telephone number is (617) 498-0020. Our Internet website is www.mersana.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Common stock offered by us	shares.
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to additional shares of our common stock.
Common stock to be outstanding after this offering	shares (or shares, if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds

We intend to use the net proceeds from this offering to support clinical development of XMT-1536, to progress our next ADC product candidates into Phase 1 clinical development, to progress our early platform development and the balance to fund working capital, capital expenditures and other general corporate purposes. See "Use of Proceeds" on page S-51.

Risk factors	See "Risk Factors" beginning on page S-9 of this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.
Nasdaq Global Select Market ticker symbol	"MRSN"

        The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 23,234,472 shares outstanding as of December 31, 2018, and excludes, each as of December 31, 2018:

  •
  110,365 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $0.05 per share;

  •
  3,746,567 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $6.58 per share;

  •
  2,091,529 shares of common stock reserved for future issuance under our 2017 Stock Incentive Plan; and

  •
  182,814 shares of common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan.

RISK FACTORS

        Investing in our securities involves a high degree of risk. See "Part I, Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus supplement and the accompanying prospectus and "Part II, Item 1A—Risk Factors" in any subsequent Quarterly Report on Form 10-Q and the "Risk Factors" section in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement and the accompanying prospectus.

Risks related to our financial position and need for additional capital

We have incurred net losses since our inception, we have no products approved for commercial sale and we anticipate that we will continue to incur substantial operating losses for the foreseeable future. We may never achieve or sustain profitability.

        We have incurred net losses since our inception. Our net loss was $41.8 million for the nine months ended September 30, 2018. As of September 30, 2018, we had an accumulated deficit of $141.7 million. We do not know when or whether we will become profitable. To date, we have not commercialized any products and therefore have never generated any revenues from the sale of products, and we do not expect to generate any product revenues in the foreseeable future. Our losses have resulted principally from costs incurred in our discovery and development activities. Our net losses may fluctuate significantly from quarter to quarter and year to year.

        We have devoted most of our financial resources to research and development, including our clinical and preclinical development activities. To date, we have financed our operations primarily through the sale of equity securities and the receipt of funds through strategic partnerships with third parties. The amount of our future net losses will depend, in part, on the rate of our future expenditures. We have not completed pivotal clinical studies for any product candidate and only have one product candidate in a clinical study. It will be several years, if ever, before we have a product candidate ready for commercialization. Even if we obtain regulatory approval to market a product candidate, our future revenues would depend upon the size of the market or markets in which our product candidates received such approval and our ability to achieve sufficient market acceptance, reimbursement from third-party payors and adequate market share for our product candidates in those markets.

        We expect to continue to incur significant expenses and increasing net losses for at least the next several years. We expect our expenses will increase substantially in connection with our ongoing activities, as we:

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  conduct clinical development of XMT-1536, including our Phase 1 clinical study;

  •
  seek regulatory approval for XMT-1536, if our development efforts are successful;

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  add personnel to support our product development efforts;

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  continue our research and development efforts for new product opportunities; and

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  continue to operate as a public company.

        If we are required by the United States Food and Drug Administration, or FDA, or any equivalent foreign regulatory authority to perform clinical studies or preclinical studies in addition to those we currently expect to conduct, or if there are any delays in completing the clinical studies of XMT-1536, our expenses could increase.

        To become and remain profitable, we must succeed in developing our ADC product candidates, obtaining regulatory approval for them, and manufacturing, marketing and selling those products for which we may obtain regulatory approval. We may not succeed in these activities, and we may never generate revenue from product sales or strategic partnerships in an amount sufficient to achieve profitability. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become or remain profitable would depress our market value and could impair our ability to raise capital, expand our business, discover or develop other ADC product candidates or continue our operations.

We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

        Our cash, cash equivalents and marketable securities were $70.1 million as of December 31, 2018. We have utilized substantial amounts of cash since our inception and expect that we will continue to expend substantial resources for the foreseeable future developing XMT-1536 and any future ADC product candidates. These expenditures may include costs associated with research and development, conducting preclinical studies and clinical studies, potentially obtaining regulatory approvals and manufacturing products, as well as marketing and selling products approved for sale, if any, and potentially acquiring new technologies. In addition, other unanticipated costs may arise. Because the outcome of our planned and anticipated clinical studies is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our ADC product candidates. Our costs will increase if we experience any delays in our clinical studies for XMT-1536, including delays in enrollment of patients. We also incur costs associated with operating as a public company, hiring additional personnel and expanding our facilities.

        Our future capital requirements depend on many factors, including:

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  the scope, progress, results and costs of researching and developing XMT-1536 and any other potential ADC product candidates and conducting preclinical studies and clinical studies;

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  the timing of, and the costs involved in, obtaining regulatory approvals for XMT-1536 and any other potential ADC product candidates if preclinical studies and clinical studies are successful;

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  the cost of manufacturing XMT-1536 and any other potential ADC product candidates for clinical studies in preparation for regulatory approval and in preparation for commercialization;

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  the cost of commercialization activities for XMT-1536 and any other potential ADC product candidates, if any ADC product candidates are approved for sale, including manufacturing, marketing, sales and distribution costs;

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  our ability to establish and maintain strategic partnerships, licensing or other arrangements and the financial terms of such agreements;

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  the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

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  the timing, receipt and amount of sales of, or royalties on, our future products, if any, or products developed by our partners.

        Based on our current operating plan, we estimate that our existing cash, cash equivalents and marketable securities, together with the net proceeds we receive from this offering, will be sufficient to fund our projected operating requirements through at least mid 2021 and to fund our Phase 1 clinical study for XMT-1536. Our operating plan, however, may change as a result of many factors currently unknown to us and we may need additional funds sooner than planned. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate preclinical studies, clinical studies or other development activities for one or more of our ADC product candidates or delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our ADC product candidates. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or ADC product candidates on unfavorable terms to us.

        We may seek additional capital through a variety of means, including through private and public equity offerings and debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our common stockholders will be diluted, and the terms of such equity or convertible debt securities may include liquidation or other preferences that are senior to or otherwise adversely affect the rights of our common stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures, declaring dividends or encumbering our assets to secure future indebtedness, each of which could adversely impact our ability to conduct our business and execute our operating plan. If we raise additional funds through strategic partnerships with third parties, we may have to relinquish valuable rights to our technologies, including our ADC platforms, or ADC product candidates, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts for XMT-1536 or any other ADC product candidate, or grant rights to third parties to develop and market ADC product candidates that we would otherwise prefer to develop and market ourselves.

We may expend our resources to pursue a particular product candidate and fail to capitalize on product candidates that may be more profitable or for which there is a greater likelihood of success.

        Because we have limited financial and managerial resources, we focus on specific product candidates. As a result, we may forgo or delay pursuit of opportunities with other product candidates that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Failure to properly assess potential product candidates could result in our focus on product candidates with low market potential, which would harm our business and financial condition. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable product candidates. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through partnering, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

Risks related to development and approval of our ADC product candidates

Failure of a discovery program or product candidate may occur at any stage of preclinical or clinical development, and, because our and our partner's discovery programs and our product candidates are in an early stage of preclinical or clinical development, there is a relatively higher risk of failure and we or our partners may never succeed in generating revenue from such discovery programs or product candidates.

        Our early encouraging preclinical results for XMT-1536 are not necessarily predictive of the results of our ongoing or future discovery programs or clinical studies. Promising results in preclinical studies of a drug candidate may not be predictive of similar results in later-stage preclinical studies or in humans during clinical studies. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical studies after achieving positive results in early-stage development, including early-stage clinical studies, and we cannot be certain that we will not face similar setbacks. These companies' setbacks have been caused by, among other things, preclinical findings made while clinical studies were underway or safety or efficacy observations made in preclinical studies and clinical studies, including previously unreported adverse events.

        Any clinical studies that we may conduct may not demonstrate the efficacy and safety necessary to obtain regulatory approval to market our product candidates. In addition, clinical trial results for one of our product candidates, or for competitor products utilizing a similar technology, may raise concerns about the safety or efficacy of other products in our pipeline. If the results of our ongoing or future clinical studies are inconclusive with respect to the efficacy of our ADC product candidates or if we do not meet the clinical endpoints with statistical significance or if there are safety concerns or adverse events associated with our ADC product candidates, we may be prevented or delayed in obtaining marketing approval for our ADC product candidates. There can be significant variability in safety or efficacy results between different clinical studies of the same product candidate due to numerous factors, including changes in study procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical study protocols and the rate of dropout among clinical study participants. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical studies nonetheless failed to obtain FDA approval.

        Alternatively, even if we obtain regulatory approval, that approval may be for indications or patient populations that are not as broad as intended or desired or may require labeling that includes significant use or distribution restrictions or safety warnings. We may also be required to perform additional or unanticipated clinical studies to obtain approval or be subject to additional post-marketing testing requirements to maintain regulatory approval. In addition, regulatory authorities may withdraw their approval of a product or impose restrictions on its distribution, such as in the form of a risk evaluation and mitigation strategy (REMS) program. The failure to obtain timely regulatory approval of product candidates, any product marketing limitations or a product withdrawal would negatively impact our business, results of operations and financial condition.

We currently have only one ADC product candidate, XMT-1536, in a clinical study. A failure of this product candidate in clinical development would adversely affect our business and may require us to discontinue development of other ADC product candidates based on the same technology.

        XMT-1536 is our only clinical-stage development product candidate. While we have certain other preclinical programs in development and we intend to develop other product candidates, it will take additional investment and time for such programs to reach the same stage of development as XMT-1536. In addition, we have other product candidates in our current pipeline that are based on the same ADC platform. If XMT-1536 fails in development as a result of any underlying problem with our ADC platform, then we may be required to discontinue development of the ADC product candidates that are based on the same technology. If we were required to discontinue development of XMT-1536 or if XMT-1536 were to fail to receive regulatory approval or were to fail to achieve sufficient market acceptance, we could be prevented from or significantly delayed in achieving profitability.

Events that may delay or prevent successful commencement, enrollment or completion of clinical studies of our ADC product candidates could result in increased costs to us as well as a delay in obtaining, or failure to obtain, regulatory approval, or cause us to terminate a clinical trial, which could prevent us from commercializing our ADC product candidates on a timely basis, or at all.

        We cannot guarantee that clinical studies, including our ongoing Phase 1 clinical study and anticipated additional clinical studies for XMT-1536, will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical studies can occur at any stage of testing, and other events may cause us to temporarily or permanently cease a clinical study. Events that may prevent successful or timely commencement, enrollment or completion of clinical development include, among others:

  •
  delays by us in reaching a consensus with regulatory agencies on study design;

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  delays in reaching, or failing to reach, agreement on acceptable terms with prospective clinical research organizations, or CROs, and clinical study sites;

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  difficulties in obtaining required Institutional Review Board, or IRB, approval at each clinical study site;

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  challenges in recruiting and enrolling suitable patients to participate in clinical studies that meet the criteria of the protocol for the clinical study;

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  imposition of a clinical hold by regulatory agencies or IRBs for any reason, including safety concerns or after an inspection of clinical operations or study sites;

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  failure by CROs, other third parties or us to adhere to clinical study requirements;

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  failure to perform in accordance with the FDA's good clinical practices, or GCP, or applicable regulatory guidelines in other countries;

  •
  inadequate quantity or quality of a product candidate or other materials necessary to conduct clinical studies, including, for example, delays in the testing, validation, manufacturing or delivery of the ADC product candidates to the clinical sites;

  •
  patients not completing participation in a study or not returning for post-treatment follow-up;

  •
  clinical study sites or patients dropping out of a study;

  •
  safety issues, including occurrence of serious adverse events, or SAEs, in clinical studies that are associated with the ADC product candidates that are viewed to outweigh their potential benefits or unforeseen safety issues in our ongoing preclinical studies;

  •
  changes in regulatory requirements or guidance that require amending or submitting new clinical protocols; or

  •
  lack of adequate funding to continue the clinical study.

        Delays, including delays caused by the above factors, can be costly and could negatively affect our ability to complete a clinical study. If we or our partners are not able to successfully complete clinical studies, we or they will not be able to obtain regulatory approval and will not be able to commercialize our ADC product candidates or our partners' ADC product candidates based on our technology.

An inability to enroll sufficient numbers of patients in our clinical studies could result in increased costs and longer development periods for our product candidates.

        Clinical studies require sufficient patient enrollment, which is a function of many factors, including:

  •
  the size and nature of the patient population;

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  the severity of the disease under investigation;

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  the nature and complexity of the study protocol, including eligibility criteria for the study;

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  the number of clinical study sites and the proximity of patients to those sites;

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  standard of care in the diseases under investigation;

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  the commitment of clinical investigators to identify eligible patients;

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  competing studies or trials; and

  •
  clinicians' and patients' perceptions as to the potential advantages and risks of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

        Challenges in recruiting and enrolling suitable patients to participate in clinical studies that meet the criteria of the protocol for clinical studies could increase costs and result in delays to our current development plan for XMT-1536 or any other future ADC product candidate.

We may seek a Breakthrough Therapy Designation or Fast Track Designation by the FDA for any of our product candidates, and we may be unsuccessful. If we are successful, the designation may not actually lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that any product candidate would receive marketing approval.

        We may seek a Breakthrough Therapy Designation or Fast Track Designation for any of our product candidates. A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Fast Track Designation may be available if a product is intended for the treatment of a serious or life-threatening condition and preclinical or clinical data demonstrate the potential to address an unmet medical need for this condition. Drugs that receive Breakthrough Therapy Designation or Fast Track Designation by the FDA may also be eligible for accelerated approval and/or priority review if they satisfy the criteria for those programs.

        The FDA has broad discretion whether or not to grant Breakthrough Therapy Designation or Fast Track Designation. Even if we receive Breakthrough Therapy Designation or Fast Track Designation for a product candidate, such designation may not result in a faster development process, review or approval compared to conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if any of our product candidates receives Breakthrough Therapy Designation or Fast Track Designation, the FDA may later decide that the drugs no longer meet the conditions for qualification and rescind the designation.

Clinical development, regulatory review and approval by the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If we or our partners are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

        The preclinical studies and clinical studies of our product candidates are, and the manufacturing and marketing of our product candidates will be, subject to extensive and rigorous review and regulation by numerous government authorities in the United States and in other countries where we intend to test and, if approved, market any such product candidate. These government regulations relate to, among other things, development, clinical studies, manufacturing and commercialization. In order to obtain regulatory approval for the commercial sale of any ADC product candidates, we or our partners must demonstrate through extensive preclinical studies and clinical studies that the ADC product candidate is safe and effective for use in each target indication.

        The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable, typically takes many years following the commencement of clinical studies and depends upon numerous factors. Of the large number of drugs in development in the United States, only a small percentage will successfully complete the FDA regulatory approval process and will be commercialized. Accordingly, even if we are able to obtain the requisite financing to continue to fund our development and preclinical studies and clinical studies, we cannot be assured that any of our product candidates will be successfully developed or commercialized.

        In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate's clinical development and may vary among jurisdictions, which may cause delays in the approval of or the decision not to approve an application. Regulatory approval has not been obtained for any product candidate based on our ADC technology, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval. In addition, we may gain regulatory approval for XMT-1536 or any other ADC product candidate in some but not all of the territories for which we seek approval or some but not all of the target indications, resulting in limited commercial opportunity for the approved ADC product candidates.

        Applications for our or our partners' product candidates could be delayed or could fail to receive regulatory approval for many reasons, including, but not limited to the following:

  •
  the FDA or comparable foreign regulatory authorities may disagree with the number, design or implementation of our clinical studies;

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  the population studied in the clinical program may not be sufficiently broad or representative to assure safety in the full population for which we seek approval;

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  the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical studies;

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  the data collected from clinical studies of our product candidates may not meet the level of statistical or clinical significance required by the FDA or comparable foreign regulatory authorities for marketing approval or may otherwise not be sufficient to support the submission of a new drug application or biologics license application, or other submission or to obtain regulatory approval in the United States or elsewhere;

  •
  the FDA may not accept data generated at our preclinical studies and clinical study sites;

  •
  the FDA may require us to conduct additional preclinical studies and clinical studies;

  •
  we may be unable to demonstrate to the FDA or comparable foreign regulatory authorities that a product candidate's risk-benefit ratio for its proposed indication is acceptable;

  •
  the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

  •
  we or any third-party service providers may be unable to demonstrate compliance with current Good Manufacturing Practices, or cGMPs, to the satisfaction of the FDA or comparable foreign regulatory authorities, which could result in delays in regulatory approval or require us to withdraw or recall products and interrupt commercial supply of our products; or

  •
  the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

        Any of these factors, many of which are beyond our control, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations and prospects.

If we fail to obtain regulatory approval in jurisdictions outside the United States, we will not be able to market our products in those jurisdictions.

        We intend to market our ADC product candidates, including XMT-1536, if approved, in international markets either directly or through partnerships. Such marketing will require separate regulatory approvals in each market and compliance with numerous and varying regulatory requirements. The approval procedures vary from country to country and may require additional testing that we are not required to perform to obtain regulatory approval in the United States. Moreover, the time required to obtain approval in countries outside the United States may differ from that required to obtain FDA approval. In addition, in many countries outside the United States, an ADC drug must be approved for reimbursement before it can be approved for sale in that country. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We or our partners may not obtain foreign regulatory approvals on a timely basis, if at all. We or our partners may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. If we or any existing or future partner are unable to obtain regulatory approval for XMT-1536 in one or more significant foreign jurisdictions, then the commercial opportunity for XMT-1536 and our financial condition will be adversely affected.

Even if we receive regulatory approval for our ADC product candidates, such products will be subject to ongoing regulatory review, which may result in significant additional expense. Additionally, our ADC product candidates, if approved, could be subject to labeling and other restrictions, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

        Any regulatory approvals that we receive for our ADC product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to conditions of approval, or contain requirements for potentially costly post-marketing testing and surveillance to monitor safety and efficacy. In addition, if the FDA or any other governing regulatory body approves any of our ADC product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP and GCP, for any clinical studies that we conduct post-approval.

        Later discovery of previously unknown problems with an approved ADC drug, including adverse events of unanticipated severity or frequency, or with manufacturing operations or processes, or failure to comply with regulatory requirements, may result in, among other things:

  •
  restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market or voluntary or mandatory product recalls;

  •
  fines, warning letters or holds on clinical studies;

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  refusal by the FDA or any other governing regulatory body to approve pending applications or supplements to approved applications filed by us, or suspension or revocation of product license approvals;

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  product seizure or detention, or refusal to permit the import or export of products; and

  •
  injunctions or the imposition of civil or criminal penalties.

        The policies of the FDA or any other governing regulatory body may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our ADC product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or not able to maintain regulatory compliance, we may lose any marketing approval that may have been obtained and we may not achieve or sustain profitability, which would adversely affect our business.

Our ADC product candidates or ADCs developed or commercialized by our competitors may cause undesirable side effects or have other properties that delay or prevent regulatory approval of our ADC product candidates or limit their commercial potential.

        Undesirable side effects caused by our ADC product candidates or ADCs being developed or commercialized by our partners or competitors could cause us or regulatory authorities to interrupt, delay or halt clinical studies and could result in a more restrictive label or the denial of regulatory approval by the FDA or other regulatory authorities and potential product liability claims. Further, clinical studies by their nature utilize a sample of the potential patient population. With a limited number of subjects and limited duration of exposure, rare and severe side effects of our product candidates or those of our competitors may only be uncovered with a significantly larger number of patients exposed to the drug. SAEs deemed to be caused by our ADC product candidates or those of our competitors, either before or after receipt of marketing approval, could have a material adverse effect on the development of our ADC product candidates and our business as a whole.

        If we or others identify undesirable side effects caused by our ADC product candidates or those of our competitors either before or after receipt of marketing approval, a number of potentially significant negative consequences could result, including:

  •
  our clinical studies may be put on hold;

  •
  we may be unable to obtain regulatory approval for our ADC product candidates;

  •
  regulatory authorities may withdraw or limit their approvals of our ADC product candidates;

  •
  regulatory authorities may require the addition of labeling statements, such as a contraindication, black box warnings or additional warnings;

  •
  the FDA may require development of a REMS with Elements to Assure Safe Use as a condition of approval or post-approval;

  •
  we may decide to remove such product candidates from the marketplace;

  •
  we may be subject to regulatory investigations and government enforcement actions;

  •
  we could be sued and held liable for harm caused to patients; and

  •
  our reputation may suffer.

        Any of these events could prevent us from achieving or maintaining market acceptance of our ADC product candidates and could substantially increase commercialization costs.

If we or our third-party collaborators are unable to successfully develop and commercialize any required companion diagnostics for our product candidates or engage a third party to do so, or we or they experience significant delays in doing so, we may not realize the full potential of our product candidates.

        If a companion diagnostic is required for the label for XMT-1536 or any of our future product candidates, therefore conditioning our ability to market such product candidates on the commercial availability of an approved companion diagnostic, we may seek approval for our validated assay as a companion diagnostic or we may contract with third parties to create and obtain approval for a companion diagnostic. To be successful in developing and commercializing such a companion diagnostic, we need to address a number of scientific, technical and logistical challenges. We have little experience in the development and commercialization of diagnostics and may not be successful in developing and commercializing appropriate diagnostics to pair with XMT-1536 or any of our other product candidates. Companion diagnostics are subject to regulation by the FDA and equivalent foreign regulatory authorities as medical devices and require separate regulatory approval prior to commercialization. Given our limited experience in developing and commercializing diagnostics, we may rely in part or in whole on third parties for their design, manufacture and commercialization. We, our collaborators or such third parties may encounter difficulties in developing and obtaining approval for the companion diagnostics, including issues relating to selectivity/specificity, analytical validation, reproducibility or clinical validation. Any delay or failure by us, our collaborators or such third parties to develop or obtain regulatory approval of the companion diagnostics could delay or prevent approval of our product candidates. If we, or any third parties that we may contract with to assist us, are unable to successfully develop and commercialize companion diagnostics for our product candidates, or experience delays in doing so:

  •
  the development of XMT-1536 and our product candidates, may be adversely affected if we are unable to appropriately select patients for enrollment in our clinical trials;

  •
  our product candidates may not receive marketing approval if safe and effective use of a therapeutic product candidate depends on the availability of an in vitro diagnostic; and

  •
  we may not realize the full commercial potential of any product candidates that receive marketing approval if, among other reasons, we are unable to appropriately select patients who are likely to benefit from therapy with our products.

        As a result, our business would be harmed, possibly materially.

        In addition, third-party collaborators may encounter production difficulties that could constrain the supply of the companion diagnostics, and both they and we may have difficulties gaining acceptance of the use of the companion diagnostics in the clinical community. If such companion diagnostics fail to gain market acceptance, it would have an adverse effect on our ability to derive revenues from sales of our product candidates, if approved. In addition, any diagnostic company with whom we contract may decide to discontinue selling or manufacturing the companion diagnostic that we anticipate using in connection with development and commercialization of our product candidates or our relationship with such diagnostic company may otherwise terminate. We may not be able to enter into arrangements with another diagnostic company to obtain supplies of an alternative diagnostic test for use in connection with the development and commercialization of our product candidates or do so on commercially reasonable terms, which could adversely affect and/or delay the development or commercialization of our product candidates.

We or our partners may fail to discover and develop additional potential product candidates.

        Our and our partners' research programs to identify new product candidates will require substantial technical, financial and human resources, and we or our partners may be unsuccessful in our or their efforts to identify new product candidates. If we or our partners are unable to identify suitable additional product candidates for preclinical and clinical development, our or their ability to develop product candidates and our ability to obtain revenues from commercializing our products or to receive royalties from our partners' sales of their products in future periods could be compromised, which could result in significant harm to our financial position and adversely impact our stock price.

Risks related to our reliance on third parties

Because we rely on third-party manufacturing and supply partners, our supply of research and development, preclinical and clinical development materials may become limited or interrupted or may not be of satisfactory quantity or quality.

        We rely on third-party contract manufacturers to manufacture our preclinical and clinical study product supplies, and we lack the internal resources and the capability to manufacture any product candidates on a clinical or commercial scale. The facilities used by our contract manufacturers to manufacture the active pharmaceutical ingredient and final drug product must be acceptable to the FDA and other comparable foreign regulatory agencies pursuant to inspections that would be conducted after we submit our marketing application or relevant foreign regulatory submission to the applicable regulatory agency. There can be no assurance that our preclinical and clinical development product supplies will be sufficient, uninterrupted or of satisfactory quality or continue to be available at acceptable prices. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or applicable foreign regulatory agencies, they will not be able to secure or maintain regulatory approval for their manufacturing facilities. Any replacement of our manufacturers could require significant effort and expertise because there may be a limited number of qualified replacements.

        The manufacturing process for an ADC product candidate is subject to FDA and foreign regulatory authority review. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as cGMP. We have no direct control over our contract manufacturers' ability to maintain adequate quality control, quality assurance and qualified personnel. In the event that any of our manufacturers fails to comply with regulatory requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third party, which we may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture our ADC product candidates may be unique or proprietary to the original manufacturer and we may have difficulty transferring such skills or technology to another third party and a feasible alternative may not exist. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third-party manufacture our ADC product candidates. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop ADC product candidates in a timely manner or within budget. Our reliance on contract manufacturers also exposes us to the possibility that they, or third parties with access to their facilities, will have access to and may appropriate our trade secrets or other proprietary information.

        We expect to continue to rely on third-party manufacturers if we receive regulatory approval for any ADC product candidate. To the extent that we have existing, or enter into future, manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third-party manufacturing for ADC product candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our ADC product candidates successfully. Our or a third party's failure to execute on our manufacturing requirements and comply with cGMP could adversely affect our business in a number of ways, including:

  •
  an inability to initiate or continue clinical studies of ADC product candidates under development;

  •
  delay in submitting regulatory applications, or receiving regulatory approvals, for ADC product candidates;

  •
  loss of the cooperation of an existing or future strategic partner;

  •
  subjecting third-party manufacturing facilities or our manufacturing facilities to additional inspections by regulatory authorities;

  •
  a requirement to cease distribution or to recall batches of our ADC product candidates; and

  •
  in the event of approval to market and commercialize an ADC product candidate, an inability to meet commercial demands for our products.

We, or our third-party manufacturers, may be unable to successfully scale-up manufacturing of our ADC product candidates in sufficient quality and quantity, which would delay or prevent us from developing our ADC product candidates and commercializing approved products, if any.

        In order to conduct clinical studies of our ADC product candidates and commercialize any approved ADC product candidates, we, or our manufacturing partners, will need to manufacture them in large quantities. We, or our manufacturing partners, may be unable to successfully increase the manufacturing capacity for any of our product candidates in a timely or cost-effective manner, or at all. In addition, quality issues may arise during scale-up activities. If we, or any manufacturing partners, are unable to successfully scale up the manufacture of our ADC product candidates in sufficient quality and quantity, the development, testing and clinical studies of that ADC product candidates may be delayed or infeasible, and regulatory approval or commercial launch of any resulting product may be delayed or not obtained, which could significantly harm our business. We have evaluated which third-party manufactures to engage for scale-up to commercial supply of our ADC product candidates, including XMT-1536, and we have begun transfer and scale-up of certain manufacturing activities. If we are unable to obtain or maintain third-party manufacturing for commercial supply of ADC product candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our ADC product candidates successfully.

We rely on third parties to conduct preclinical studies and clinical studies for our ADC product candidates, including XMT-1536, and if they do not properly and successfully perform their obligations to us, we may not be able to obtain regulatory approvals for XMT-1536 or any other ADC product candidates that we may develop in the future.

        We have designed the Phase 1 clinical study for XMT-1536 and intend to design any future clinical study for any future unpartnered ADC product candidates that we may develop if preclinical studies are successful. However, we rely on CROs and other third parties to assist in managing, monitoring and otherwise carrying out many of these studies. As a result, we have less direct control over the conduct, timing and completion of these clinical studies and the management of data developed through clinical studies than would be the case if we were relying entirely upon our own staff. These CROs and other third parties are not our employees and we have limited control over the amount of time and resources that they dedicate to our programs. We compete with many other companies for the resources of these third parties. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw time and resources from our programs. The third parties with whom we contract might not be diligent, careful or timely in conducting our preclinical studies or clinical studies, resulting in the preclinical studies or clinical studies being delayed or unsuccessful.

        The third parties on whom we rely generally may terminate their engagements at any time, and having to enter into alternative arrangements would delay development and commercialization of our ADC product candidates. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may:

  •
  have staffing difficulties;

  •
  fail to comply with contractual obligations;

  •
  experience regulatory compliance issues;

  •
  undergo changes in priorities or become financially distressed; or

  •
  form relationships with other entities, some of which may be our competitors.

        The FDA and comparable foreign regulatory authorities require compliance with regulations and standards, including GCP, for designing, conducting, monitoring, recording, analyzing and reporting the results of clinical studies to assure that the data and results are credible and accurate and that the rights, integrity and confidentiality of study participants are protected. Although we rely, and intend to continue to rely, on third parties to conduct our clinical studies, they are not our employees, and we are responsible for ensuring that each of these clinical studies is conducted in accordance with its general investigational plan, protocol and other requirements. Our reliance on these third parties for research and development activities will reduce our control over these activities but will not relieve us of our responsibilities.

        If these third parties do not successfully carry out their duties under their agreements, if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to clinical study protocols or to regulatory requirements, or if they otherwise fail to comply with clinical study protocols or meet expected deadlines, the clinical studies of our ADC product candidates may not meet regulatory requirements. The FDA enforces GCP regulations through periodic inspections of clinical study sponsors, principal investigators and study sites. If we or our CROs fail to comply with applicable GCPs or other regulatory requirements, the clinical data generated in our clinical studies may be deemed unreliable, third parties may need to be replaced and preclinical development activities or clinical studies may be extended, delayed, suspended or terminated. If any of these events occur, we may not be able to obtain regulatory approval of our ADC product candidates on a timely basis or at all.

We depend on strategic partnerships with other companies to assist in the research, development and commercialization of our ADC platforms and ADC product candidates. If our existing partners do not perform as expected, this may negatively affect our ability to commercialize our ADC product candidates, generate revenues through technology licensing, or otherwise negatively affect our business.

        We have established strategic partnerships and intend to continue to establish strategic partnerships with third parties to research, develop and commercialize our ADC platforms and existing and future ADC product candidates. We entered into a collaboration agreement with Merck KGaA for the development and commercialization of other ADC product candidates. For certain of these programs, we will depend on our partners to design and conduct their clinical studies. As a result, we may not be able to conduct these programs in the manner or on the time schedule we currently contemplate, which may negatively impact our business operations. In addition, if any of these partners withdraw support for these programs or proposed products or otherwise impair their development or experience negative results, our business and our ADC product candidates could be negatively affected.

        Our partners may terminate their agreements with us for cause under certain circumstances or at will in certain cases and discontinue use of our technologies. In addition, we cannot control the amount and timing of resources our partners may devote to products utilizing or incorporating our technology. Moreover, our relationships with our partners may divert significant time and effort of our scientific staff and management team and require effective allocation of our resources to multiple internal and collaborative projects. Our partners may fail to perform their obligations under the collaboration agreements or may not perform their obligations in a timely manner. If conflicts arise between our partners and us, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. If any of our partners terminate or breach our agreements with them, or otherwise fail to complete their obligations in a timely manner, it may have a detrimental effect on our financial position by reducing or eliminating the potential for us to receive technology access and license fees, milestones and royalties, reimbursement of development costs, as well as possibly requiring us to devote additional efforts and incur costs associated with pursuing internal development of product candidates. Furthermore, if our partners do not prioritize and commit sufficient resources to programs associated with our product candidates or collaboration product candidates, we or our partners may be unable to commercialize these product candidates, which would limit our ability to generate revenue and become profitable.

        Our partners may separately pursue competing products, therapeutic approaches or technologies to develop treatments for the diseases targeted by us or our partners. Competing products, either developed by the partners or to which the partners have rights, may result in the withdrawal of partner support for our product candidates. Even if our partners continue their contributions to the strategic partnerships, they may nevertheless determine not to actively pursue the development or commercialization of any resulting products. Additionally, if our partners pursue different clinical or regulatory strategies with their ADC product candidates based on our ADC platforms or technology, adverse events with their ADC product candidates could negatively affect our ADC product candidates utilizing similar technologies. Any of these developments could harm our product development efforts.

To date, we have depended on a small number of partners for a substantial portion of our revenue. The loss of any one of these partners could result in a material decline in our revenue.

        We have strategic partnerships with a limited number of companies. To date, a substantial portion of our revenue has resulted from payments made under agreements with our strategic partners, and we expect that a portion of our revenue will continue to come from strategic partnerships. The loss of any of our partners, or the failure of our partners to perform their obligations under their agreements with us, including paying license or technology fees, milestone payments, royalties or reimbursements, could have a material adverse effect on our financial performance. Payments under our existing and future strategic partnerships are also subject to significant fluctuations in both timing and amount, which could cause our revenue to fall below the expectations of securities analysts and investors and cause a decrease in our stock price.

We may not be successful in establishing and maintaining additional strategic partnerships, which could adversely affect our ability to develop and commercialize products, negatively impacting our operating results.

        We continue to strategically evaluate our partnerships and, as appropriate, we expect to enter into additional strategic partnerships in the future, including potentially with major biotechnology or biopharmaceutical companies. We face significant competition in seeking appropriate partners for our

ADC product candidates, and the negotiation process is time-consuming and complex. In order for us to successfully partner our ADC product candidates, potential partners must view these ADC product candidates as economically valuable in markets they determine to be attractive in light of the terms that we are seeking and other available products for licensing by other companies. Even if we are successful in our efforts to establish strategic partnerships, the terms that we agree upon may not be favorable to us, and we may not be able to maintain such strategic partnerships if, for example, development or approval of an ADC product candidate is delayed or sales of an approved product are disappointing. Any delay in entering into strategic partnership agreements related to our ADC product candidates could delay the development and commercialization of such candidates and reduce their competitiveness even if they reach the market. If we are not able to generate revenue under our strategic partnerships when and in accordance with our expectations or the expectations of industry analysts, this failure could harm our business and have an immediate adverse effect on the trading price of our common stock.

        If we fail to establish and maintain additional strategic partnerships related to our unpartnered ADC product candidates, we will bear all of the risk and costs related to the development of any such ADC product candidate, and we may need to seek additional financing, hire additional employees and otherwise develop expertise, such as regulatory expertise, for which we have not budgeted. If we were not successful in seeking additional financing, hiring additional employees or developing additional expertise, our cash burn rate would increase or we would need to take steps to reduce our rate of ADC product candidate development. This could negatively affect the development of any unpartnered ADC product candidate.

Risks related to commercialization of our ADC product candidates

Our future commercial success depends upon attaining significant market acceptance of our ADC product candidates, if approved, among physicians, patients and health care payors.

        Even if we obtain regulatory approval for XMT-1536 or any other ADC product candidates that we may develop or acquire in the future, the product candidate may not gain market acceptance among physicians, health care payors, patients and the medical community. Market acceptance of any approved products depends on a number of factors, including:

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  the efficacy and safety of the product, as demonstrated in clinical studies;

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  the indications for which the product is approved and the label approved by regulatory authorities for use with the product, including any warnings that may be required on the label;

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  acceptance by physicians and patients of the product as a safe and effective treatment;

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  the cost, safety and efficacy of treatment in relation to alternative treatments;

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  the availability of adequate reimbursement and pricing by third-party payors and government authorities;

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  relative convenience and ease of administration;

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  the prevalence and severity of adverse side effects; and

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  the effectiveness of our sales and marketing efforts.

        Perceptions of any product are influenced by perceptions of competitors' products that are in the same class of drugs or have a similar mechanism of action. As a result, adverse public perception of our competitors' ADC products may negatively impact the market acceptance of our ADC product candidates. Market acceptance is critical to our ability to generate significant revenue and become profitable. Any therapeutic candidate, if approved and commercialized, may be accepted in only limited capacities or not at all. If any approved products are not accepted by the market to the extent that we expect, we may not be able to generate significant revenue and our business would suffer.

The incidence and prevalence for target patient populations of our drug candidates have not been established with precision. If the market opportunities for our drug candidates are smaller than we estimate or if any approval that we obtain is based on a narrower definition of the patient population, our revenue and ability to achieve profitability will be adversely affected, possibly materially.

        The precise incidence and prevalence of epithelial ovarian cancer and non-squamous NSCLC with NaPi2b expression are unknown. Our projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our drug candidates, are based on estimates. The total addressable market opportunity for XMT-1536 for the treatment of epithelial ovarian cancer and non-squamous NSCLC with NaPi2b expression will ultimately depend upon, among other things, the diagnosis criteria included in the final label for XMT-1536, if our drug candidate is approved for sale for these indications, acceptance by the medical community and patient access, drug pricing and reimbursement. The number of patients who can be treated with our drug candidates may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our drugs, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect our results of operations and our business.

If we are unable to establish sales, marketing and distribution capabilities, we may not be successful in commercializing our product candidates if and when they are approved.

        We do not have a sales or marketing infrastructure and have no experience in the sale, marketing or distribution of products. To achieve commercial success for any product for which we have obtained marketing approval, we will need to establish a sales and marketing organization.

        In the future, we expect to build a focused sales and marketing infrastructure to market XMT-1536 and other ADC product candidates in the United States and certain foreign jurisdictions, if and when they are approved. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

        Factors that may inhibit our efforts to commercialize our products on our own include:

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  our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

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  the inability of sales personnel to obtain access to physicians;

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  the lack of adequate numbers of physicians to prescribe any future products;

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  the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

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  unforeseen costs and expenses associated with creating an independent sales and marketing organization.

        If we are unable to establish our own sales, marketing and distribution capabilities and enter into arrangements with third parties to perform these services, our product revenues and our profitability, if any, are likely to be lower than if we were to market, sell and distribute any products that we develop ourselves.

        In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute certain of our product candidates outside of the United States or may be unable to do so on terms that are favorable to us. We likely will have limited control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates.

Reimbursement may be limited or unavailable in certain market segments for our ADC product candidates, which could make it difficult for us to sell our products profitably.

        In both domestic and foreign markets, sales of any of our product candidates, if approved, will depend, in part, on the extent to which the costs of our products will be covered by third-party payors, such as government health programs, commercial insurance and managed health care organizations. These third-party payors decide which drugs will be covered and establish reimbursement levels for those drugs. The containment of health care costs has become a priority of foreign and domestic governments as well as private third-party payors. The prices of drugs have been a focus in this effort. Governments and private third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications, which could affect our ability to sell our product candidates profitably. Cost-control initiatives could cause us to decrease the price we might establish for products, which could result in lower than anticipated product revenues.

        Reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor's determination that use of a product is:

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  a covered benefit under its health plan;

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  safe, effective and medically necessary;

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  appropriate for the specific patient;

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  cost-effective; and

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  neither experimental nor investigational.

        Adverse pricing limitations may hinder our ability to recoup our investment in XMT-1536 or any future ADC product candidates, even if such product candidates obtain marketing approval.

        Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to the payor. Further, there is significant uncertainty related to third-party payor coverage and reimbursement of newly approved drugs. We may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement. We cannot be sure that coverage or adequate reimbursement will be available for any of our ADC product candidates. Also, we cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only to limited levels, we may not be able to commercialize certain of our products. In addition, in the United States, third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new drugs. As a result, significant uncertainty exists as to whether and how much third-party payors will reimburse patients for their use of newly approved drugs, which in turn will put pressure on the pricing of drugs.

Price controls may be imposed in foreign markets, which may adversely affect our future profitability.

        In some countries, including member states of the European Union, the pricing of prescription drugs is subject to governmental control. Additional countries may adopt similar approaches to the pricing of prescription drugs. In such countries, pricing negotiations with governmental authorities can take considerable time after receipt of marketing approval for a product. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, we may be required to conduct a clinical study or other studies that compare the cost-effectiveness of our ADC product candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. We cannot be sure that such prices and reimbursement will be acceptable to us or our strategic partners. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If pricing is set at unsatisfactory levels or if reimbursement of our products is unavailable or limited in scope or amount, our revenues from sales by us or our strategic partners and the potential profitability of our ADC product candidates in those countries would be negatively affected.

The impact of health care reform legislation and other changes in the health care industry and in health care spending on us is currently unknown and may adversely affect our business model.

        Our revenue prospects could be affected by changes in health care spending and policy in the United States and abroad. We operate in a highly regulated industry and new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to health care availability, the method of delivery or payment for health care products and services could negatively impact our business, operations and financial condition.

        The United States and state governments continue to propose and pass legislation designed to reduce the cost of health care. In March 2010, the U.S. Congress enacted the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act, or the Health Care Reform Act, which include changes to the coverage and reimbursement of drug products under government health care programs such as:

  •
  increasing drug rebates under state Medicaid programs for brand name prescription drugs and extending those rebates to Medicaid managed care;

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  extending discounted rates on drug products available under the Public Health Service pharmaceutical pricing program to additional hospitals and other providers;

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  assessing a fee on manufacturers and importers of brand name prescription drugs reimbursed under certain government programs, including Medicare and Medicaid; and

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  requiring drug manufacturers to provide a 50% discount on Medicare Part D brand name prescription drugs sold to Medicare beneficiaries whose prescription drug costs cause the beneficiaries to be subject to the Medicare Part D coverage gap (i.e., the so-called "donut hole").

        It is likely that federal and state legislatures within the United States and foreign governments will continue to consider changes to existing health care legislation. We cannot predict the reform initiatives that may be adopted in the future or whether initiatives that have been adopted will be repealed or modified. The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care services to contain or reduce costs of health care may adversely affect:

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  the demand for any products for which we may obtain regulatory approval;

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  our ability to set a price that we believe is fair for our products;

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  our ability to obtain coverage and reimbursement approval for a product;

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  our ability to generate revenues and achieve or maintain profitability; and

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  the level of taxes that we are required to pay.

        The legislative landscape in the United States continues to evolve. There have been a number of legislative and regulatory changes to the healthcare system that could affect our future results of operations or the commercial success of our products, if approved. In particular, there have been and continue to be a number of initiatives at the United States federal and state levels that seek to reduce healthcare costs. For example, under the Trump administration, there have been ongoing efforts to modify or repeal all or certain provisions of the Healthcare Reform Act. For example, tax reform legislation was enacted at the end of 2017 that eliminates the tax penalty established under Healthcare Reform Act for individuals who do not maintain mandated health insurance coverage beginning in 2019. In a May 2018 report, the Congressional Budget Office estimated that, compared to 2018, the number of uninsured will increase by 3 million in 2019 and 6 million in 2028, in part due to the elimination of the individual mandate. The Healthcare Reform Act has also been subject to judicial challenge. In December 2018, a federal district court, in a challenge brought by a number of state attorneys general, found the Healthcare Reform Act unconstitutional in its entirety because, once Congress repealed the individual mandate provision, there was no longer a basis to rely on Congressional taxing authority to support enactment of the law. Pending appeals, which could take some time, the Healthcare Reform Act is still operational in all respects.

        There have also been other reform initiatives under the Trump Administration, including initiatives focused on drug pricing. For example, in May of 2018, President Trump and the Secretary of the Department of Health and Human Services released a "blueprint" to lower prescription drug prices and out-of-pocket costs. Certain proposals in the blueprint, and related drug pricing measures proposed since the blueprint, could cause significant operational and reimbursement changes for the pharmaceutical industry. As another example, in October 2018, the Centers for Medicare & Medicaid Services solicited public comments on potential changes to payment for certain Medicare Part B drugs, including reducing the Medicare payment amount for selected Medicare Part B drugs to more closely align with international drug prices.

        More generally, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products. Individual states in the United States have become increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price constraints and marketing cost disclosure and transparency measures. These measures could reduce the ultimate demand for our products, once approved, or put pressure on our product pricing.

        We continue to evaluate the effect that the Health Care Reform Act, the repeal of the individual mandate, and any additional healthcare reform efforts may have on our business, but expect that healthcare reform measures that may be adopted in the future could have a material adverse effect on our industry generally and on our ability to successfully commercialize our product candidates, if approved. We cannot predict the ultimate content, timing or effect of any such reforms.

        In addition, other legislative changes have been proposed and adopted since the 2010 health care reform legislation. The Budget Control Act of 2011, as amended, or the Budget Control Act, includes provisions intended to reduce the federal deficit. The Budget Control Act resulted in the imposition of 2% reductions in Medicare payments to providers beginning in 2013. Legislation extends reductions through 2023. Any significant spending reductions affecting Medicare, Medicaid or other publicly funded or subsidized health programs that may be implemented, or any significant taxes or fees that may be imposed on us, as part of any broader deficit reduction effort or legislative replacement to the Budget Control Act, could have an adverse impact on our anticipated product revenues.

We face substantial competition, which may result in others discovering, developing or commercializing products before, or more successfully than, we do.

        The biotechnology and biopharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. Many third parties compete with us in developing various approaches to cancer therapy. They include pharmaceutical companies, biotechnology companies, academic institutions and other research organizations. Any treatments developed by our competitors could be superior to our ADC product candidates. It is possible that these competitors will succeed in developing technologies that are more effective than our ADC platforms or ADC product candidates or that would render our ADC platforms obsolete or noncompetitive. We anticipate that we will face increased competition in the future as additional companies enter our market and scientific developments surrounding other cancer therapies continue to accelerate.

        We are also aware of multiple companies with ADC technologies that may be competitive to our ADC platforms, including Astellas, AstraZeneca, Bristol-Myers Squibb, Daiichi Sankyo, ImmunoGen, Immunomedics, Pfizer and Seattle Genetics. These companies or their partners, including AbbVie, Genentech, Lilly, Novartis, Sanofi and Takeda, may develop ADC product candidates which compete in the same indications as our current and future ADC product candidates. There are approximately 75 ADC product candidates in active clinical development. There are currently four approved ADC therapies in the United States: brentuximab vedotin, marketed by Seattle Genetics and Takeda, ado-trastuzumab emtansine, marketed by Genentech, gemtuzumab ozogamicin, marketed by Pfizer; and inotuzumab ozogamicin, also marketed by Pfizer. We expect to compete on improved efficacy, safety and tolerability compared to other ADC product candidates and if our products are not demonstrably superior in these respects compared to other approved therapeutics, we may not be able to compete effectively.

        Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical studies, obtaining regulatory approval and marketing than we do. In addition, many of these competitors are active in seeking patent protection and licensing arrangements in anticipation of collecting royalties for use of technology that they have developed. Smaller or early-stage companies may also prove to be significant competitors, particularly through strategic partnerships with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, as well as in acquiring technologies complementary to our programs.

        In addition, if our product candidates are approved and commercialized, we may face competition from biosimilars. The route to market for biosimilars was established with the passage of the Health Care Reform Act in March 2010. The Health Care Reform Act establishes a pathway for the FDA approval of follow-on biologics and provides twelve years data exclusivity for reference products and an additional six months exclusivity period if pediatric studies are conducted. In December 2018, however, a federal district court judge, in a challenge brought by a number of state attorneys general, found the Health Care Reform Act unconstitutional in its entirety. Given the court's decision struck down the Health Care Reform Act in its entirety, the decision means numerous reforms enacted as part of the Health Care Reform Act, but not specifically related to health insurance, such as the BPCIA, are invalid as well. While the Trump administration and CMS have both stated that the ruling will have no immediate effect, it is unclear how this decision, subsequent appeals, if any, and other efforts to repeal and replace the Health Care Reform Act will impact the biosimilar framework created by the Health Care Reform Act and our business.

        In Europe, the European Medicines Agency has issued guidelines for approving products through an abbreviated pathway, and biosimilars have been approved in Europe. If a biosimilar version of one of our potential products were approved in the United States or Europe, it could have a negative effect on sales and gross profits of the potential product and our financial condition.

        With respect to our current and potential future product candidates, we believe that our ability to compete effectively and develop products that can be manufactured cost-effectively and marketed successfully will depend on our ability to:

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  advance our technology platforms;

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  obtain and maintain intellectual property protection for our technologies and products;

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  obtain required government and other public and private approvals on a timely basis;

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  attract and retain key personnel;

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  commercialize effectively;

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  obtain reimbursement for our products in approved indications;

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  comply with applicable laws, regulations and regulatory requirements and restrictions with respect to the commercialization of our products, including with respect to any changed or increased regulatory restrictions; and

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  enter into additional strategic partnerships to advance the development and commercialization of our product candidates.

Risks related to our intellectual property

If we are unable to obtain or protect intellectual property rights related to our technology and ADC product candidates, or if our intellectual property rights are inadequate, we may not be able to compete effectively.

        Our success depends in large part on our ability to obtain and maintain protection with respect to our intellectual property and proprietary technology. We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our ADC platforms and ADC product candidate, XMT-1536. The patent position of biopharmaceutical companies is generally uncertain because it involves complex legal and factual considerations and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights is highly uncertain. The standards applied by the United States Patent and Trademark Office, or USPTO, and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in patents. In addition, changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The patent prosecution process is expensive, complex and time-consuming, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patents and patent applications at a reasonable cost or in a timely manner. It is also possible that we fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. There is no assurance that all potentially relevant prior art relating to our patents and patent applications has been found. We may be unaware of prior art that could be used to invalidate an issued patent or prevent our pending patent applications from issuing as patents.

        The patent applications that we own or in-license may fail to result in issued patents, and even if they do issue as patents, such patents may not cover our ADC platforms and ADC product candidates in the United States or in other countries. The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and product candidates. For example, even if patent applications we license or own do successfully issue as patents and even if such patents cover our ADC platforms and ADC product candidates, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed or invalidated. Furthermore, even if they are unchallenged, our patents and patent applications may not provide adequate protection or exclusivity for our ADC platform or ADC product candidates, prevent others from designing around our claims or otherwise provide us with a competitive advantage. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

        If patent applications we own or have in-licensed with respect to our ADC platforms or our ADC product candidates fail to issue as patents, if their breadth or strength of protection is threatened, or if they fail to provide meaningful exclusivity, it could dissuade companies from collaborating with us. We cannot offer any assurances about which, if any, patents will issue, the breadth of any such patents or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful challenge to these patents or any other patents owned by or licensed to us could deprive us of rights necessary for the successful development and commercialization of any ADC product candidate. Since patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we were the first to file any patent application related to an ADC product candidate. Furthermore, if third parties have filed such patent applications, an interference proceeding in the United States can be initiated by the USPTO or a third-party to determine who was the first to invent any of the subject matter covered by the patent claims of our applications. In addition, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent and the protection it affords is limited. Given the amount of time required for the development, testing and regulatory review of new product candidates, our owned or in-licensed patents protecting such candidates might expire before or shortly after such candidates are commercialized. If we encounter delays in obtaining regulatory approvals, the period of time during which we could market an ADC drug under patent protection could be further reduced. Even if patents covering our ADC product candidates are obtained, once the patent life has expired for a product, we may be open to competition from similar or generic products. The launch of a generic version of one of our products in particular would be likely to result in an immediate and substantial reduction in the demand for our product, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

        On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law, which could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation and switch the U.S. patent system from a "first-to-invent" system to a "first-to-file" system. Under a first-to-file system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. These provisions also allow third-party submission of prior art to the USPTO during patent prosecution and set forth additional procedures to attack the validity of a patent by the USPTO administered post grant proceedings. The USPTO developed additional regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and, in particular, the first-to-file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. The Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

        Any loss of patent protection could have a material adverse impact on our business. We may be unable to prevent competitors from entering the market with a product that is similar to or the same as our ADC product candidates.

Issued patents covering XMT-1536 and any future ADC product candidates could be found invalid or unenforceable if challenged in court or before the USPTO or comparable foreign authority.

        If we or one of our licensing partners initiate legal proceedings against a third party to enforce a patent covering XMT-1536 or any other future product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be, among other things, an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, lack of written description or non-enablement. Grounds for an unenforceability assertion could be, among other things, an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post-grant review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in revocation, cancellation or amendment to our patents in such a way that they no longer cover and protect our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity of our patents, for example, we cannot be certain that there is no invalidating prior art of which we, our licensors, our patent counsel and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our product candidates. Any such loss of patent protection could have a material adverse impact on our business, financial condition, results of operations and prospects.

If we fail to comply with our obligations under any license, strategic partnership or other agreements, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our product candidates.

        We rely, in part, on license, collaboration and other agreements. We may need to obtain additional licenses from others to advance our research or allow commercialization of our product candidates and it is possible that we may be unable to obtain additional licenses at a reasonable cost or on reasonable terms, if at all. The licensing or acquisition of third party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third party intellectual property rights that we may consider attractive. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to use. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment.

        In addition, our existing licenses and collaboration agreements, including our license with Recepta Biopharma S.A., or Recepta, for intellectual property covering the NaPi2b antibody in XMT-1536 impose, and any future licenses, collaborations or other agreements we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement or other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license, including, in the case of our agreement with Recepta, the license for the rights covering the NaPi2b antibody in XMT-1536. Any of the foregoing could result in us being unable to develop, manufacture and sell products that are covered by the licensed technology or enable a competitor to gain access to the licensed technology. Disputes may arise regarding intellectual property subject to a licensing, collaboration or other agreements, including:

  •
  the scope of rights granted under the license agreement and other interpretation related issues;

  •
  the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

  •
  the sublicensing of patent and other rights under our collaborative development relationships;

  •
  our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

  •
  the inventorship and ownership of inventions and know how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

  •
  the priority of invention of patented technology.

        In addition, the agreements under which we currently license intellectual property or technology to or from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

        In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering the technology that we license from third parties. For example, pursuant to our license agreement with Recepta, Ludwig Institute for Cancer Research Ltd., a co-owner of the intellectual property, retains control of such activities. Therefore, we cannot be certain that these patents and applications will be prosecuted, maintained and enforced in a manner consistent with the best interests of our business. If our licensors fail to obtain or maintain such intellectual property, or lose rights to such intellectual property, the rights we have licensed and our exclusivity may be reduced or eliminated and our right to develop and commercialize any of our products that are subject to such licensed rights could be adversely affected.

        Moreover, our rights to our in-licensed patents and patent applications are dependent, in part, on inter-institutional or other operating agreements between the joint owners of such in-licensed patents and patent applications. If one or more of such joint owners breaches such inter-institutional or operating agreements, our rights to such in-licensed patents and patent applications may be adversely affected. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we successfully develop and commercialize, if any. Therefore, even if we successfully develop and commercialize products, we may be unable to achieve or maintain profitability. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

        If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or product candidate and our business, financial condition, results of operations and prospects could suffer.

We may become involved in lawsuits to protect or enforce our intellectual property or to defend against intellectual property claims, which could be expensive, time consuming and unsuccessful.

        Competitors and other third parties may infringe our patents or misappropriate or otherwise violate our owned and in-licensed intellectual property rights. To counter infringement or unauthorized use, litigation or other intellectual property proceedings may be necessary to enforce or defend our owned and in-licensed intellectual property rights, to protect our trade secrets or to determine the validity and scope of our own intellectual property rights or the proprietary rights of others. Such litigation or proceedings can be expensive and time consuming, and any such claims could provoke defendants to assert counterclaims against us, including claims alleging that we infringe their patents or other intellectual property rights. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Many of our current and potential competitors have the ability to dedicate substantially greater resources to litigate intellectual property rights than we can and have more mature and developed intellectual property portfolios. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Even if resolved in our favor, litigation or other intellectual property proceedings could result in substantial costs and diversion of management attention and resources, which could harm our business and financial results.

        In addition, in a litigation or other proceeding, a court or administrative judge may decide that a patent owned by or licensed to us is invalid or unenforceable, or a court may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or other proceeding could put one or more of our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation and other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. During the course of any patent or other intellectual property litigation or other proceeding, there could be public announcements of the results of hearings, rulings on motions and other interim proceedings or developments and if securities analysts or investors regard these announcements as negative, the perceived value of our ADC product candidates, programs or intellectual property could be diminished. Accordingly, the market price of our common stock may decline. Any of the foregoing could have a material adverse effect on our business, financial conditions, results of operations and prospects.

Third-party claims of intellectual property infringement or misappropriation may prevent or delay our development and commercialization efforts.

        Our commercial success depends in part on our ability and the ability of our strategic partners to develop, manufacture, market and sell product candidates and use our proprietary technologies without infringing, misappropriating or otherwise violating the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, reexamination, inter partes review, derivation and post grant review proceedings before the USPTO and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields in which we are developing and may develop our ADC product candidates. As the biopharmaceutical industries expand and more patents are issued, the risk increases that our ADC product candidates may be subject to claims of infringement of the patent rights of third parties.

        Third parties may assert that we, our customers, licensees or parties indemnified by us are employing their proprietary technology without authorization or have infringed upon, misappropriated or otherwise violated their intellectual property or other rights, regardless of their merit. For example, we may be subject to claims that we are infringing the patent, trademark or copyright rights of third parties, or that our employees have misappropriated or divulged their former employers' trade secrets or confidential information. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our ADC product candidates, that we failed to identify. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until issued as patents. Except for certain exceptions, including the preceding exceptions, patent applications in the United States and elsewhere are generally published only after a waiting period of approximately 18 months after the earliest filing, and sometimes not at all. Therefore, patent applications covering our ADC platforms or our ADC product candidates could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our ADC platforms, our ADC product candidates or the use or manufacture of our ADC product candidates.

        Even if we believe a third party's claims against us are without merit, a court of competent jurisdiction could hold that such third party's patent is valid, enforceable and cover aspects of our product candidates, including the materials, formulations, methods of manufacture, methods of analysis, or methods for treatment, in which case, such third party would be able to block our ability to develop and commercialize the applicable technology or product candidate until such patent expired or unless we obtain a license and we may be required to pay such third-party monetary damages, which could be substantial. Such licenses may not be available on acceptable terms, if at all. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property and it could require us to make substantial licensing and royalty payments. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms.

        Parties making claims against us may also obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our ADC technology or one or more of our ADC product candidates. Defending against claims of patent infringement, misappropriation of trade secrets or other violations of intellectual property could be costly and time consuming, regardless of the outcome. Thus, even if we were to ultimately prevail, or to settle at an early stage, such litigation could burden us with substantial unanticipated costs. In addition, litigation or threatened litigation could result in significant demands on the time and attention of our management team, distracting them from the pursuit of other company business. In the event of a successful claim of infringement against us, in addition to potential injunctive relief, we may have to pay substantial damages, including treble damages and attorneys' fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

        We may face a claim of misappropriation if a third party believes that we inappropriately obtained and used trade secrets of such third party. If we are found to have misappropriated a third party's trade secrets, we may be prevented from further using such trade secrets, limiting our ability to develop our ADC product candidates, we may be required to obtain a license to such trade secrets which may not be available on commercially reasonable terms or at all and may be non-exclusive, and we may be required to pay damages, which could be substantial. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to protect our intellectual property and proprietary rights throughout the world.

        Filing, prosecuting and defending patents on product candidates in all countries throughout the world where we expect there to be significant markets for our products could be prohibitively expensive, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. In addition, our intellectual property license agreements may not always include worldwide rights. For example, certain U.S. and foreign issued patents and patent applications are licensed to us by Recepta on a worldwide basis, except that Recepta retains exclusive rights in such patents and patent applications in Brazil. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection or licenses but enforcement is not as strong as that in the United States. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

        Additionally, the laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for us to stop the infringement of our licensed and owned patents or marketing of competing products in violation of our intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing as patents, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

        Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors is forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information.

        In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of our platform technology and discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants and outside scientific advisors, contractors and partners. We cannot guarantee that we have entered into such agreement with each party that may have or have had access to our trade secrets or proprietary technology and processes. Additionally, our confidentiality agreements and other contractual protections may not be adequate to protect our intellectual property from unauthorized disclosure, third-party infringement or misappropriation. We may not have adequate remedies in the case of a breach of any such agreements, and our trade secrets and other proprietary information could be disclosed to our competitors or others may independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technologies.

        Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, some courts outside and within the United States sometimes are less willing to protect trade secrets. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business.

We may be subject to claims by third parties asserting that our licensors, employees, consultants, advisors or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

        Many of our and our licensors' employees, including our senior management, consultants or advisors are currently, or previously were, employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Some of these employees, including members of our senior management, executed proprietary rights, non-disclosure and non-competition agreements, or similar agreements, in connection with such previous employment. Although we try to ensure that our employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual's current or former employer. Litigation may be necessary to defend against such claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms or at all. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management. Any of the foregoing may have a material adverse effect on our business, financial condition, results of operations and prospects.

        In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we do not obtain patent term extension and data exclusivity for any product candidates we may develop, our business may be materially harmed.

        Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates we may develop, one or more of our owned or in-licensed U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent term extension of up to five years as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations and prospects could be materially harmed.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

        Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and patent applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of our owned or licensed patents and applications. In certain circumstances, we rely on our licensing partners to pay these fees due to U.S. and non-U.S. patent agencies. The USPTO and various non-U.S. government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. We are also dependent on our licensors to take the necessary action to comply with these requirements with respect to our licensed intellectual property. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market with similar or identical products or technology, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Intellectual property rights do not necessarily address all potential threats.

        The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

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  others may be able to make ADC products that are similar to any product candidates we may develop or utilize similar ADC-related technology but that are not covered by the claims of the patents that we license or may own in the future;

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  we, or our license partners or current or future strategic partners, might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;

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  we, or our license partners or current or future strategic partners, might not have been the first to file patent applications covering certain of our or their inventions;

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  others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our owned or licensed intellectual property rights;

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  it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;

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  issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

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  our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

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  we may not develop additional proprietary technologies that are patentable;

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  the patents of others may harm our business; and

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  we may choose not to file a patent in order to maintain certain trade secrets or know how, and a third party may subsequently file a patent covering such intellectual property.

        Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks related to our business and industry

If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully develop our ADC product candidates, conduct our clinical studies and commercialize our ADC product candidates.

        Our ability to compete in the highly competitive biotechnology and biopharmaceutical industries depends upon our ability to attract, motivate and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on members of our senior management, including Anna Protopapas, our President and Chief Executive Officer. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives. Also, each of these persons may terminate their employment with us at any time. We do not maintain "key person" insurance for any of our executives or other employees.

        Recruiting and retaining qualified scientific, clinical, sales and marketing personnel will also be critical to our success. We conduct our operations at our facility in Cambridge, Massachusetts, in a region that is headquarters to many other biopharmaceutical companies and many academic and research institutions. Competition for skilled personnel is intense and the turnover rate can be high, which may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors, may be employed or have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We may encounter difficulties in managing our growth and expanding our operations successfully.

        As we seek to advance our ADC product candidates through clinical studies and commercialization, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities or contract with third parties to provide these capabilities for us. As our operations expand, we expect that we will need to manage additional relationships with various strategic partners, suppliers and other third parties. Future growth will impose significant added responsibilities on members of management. Our future financial performance and our ability to commercialize our ADC product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively. To that end, we must be able to manage our development efforts and clinical studies effectively and hire, train and integrate additional management, administrative and, if necessary, sales and marketing personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to accomplish these tasks, and our failure to accomplish any of them could prevent us from successfully growing our company or disrupt our operations.

Our relationships with health care professionals, institutional providers, principal investigators, consultants, customers (actual and potential) and third-party payors are, and will continue to be, subject, directly and indirectly, to federal and state health care fraud and abuse, false claims, marketing expenditure tracking and disclosure, government price reporting and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face penalties, including, without limitation, civil, criminal and administrative penalties, damages, monetary fines, disgorgement, possible exclusion from participation in Medicare, Medicaid and other federal health care programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment or restructuring of our operations.

        Our business operations and activities may be directly or indirectly subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act. If we obtain FDA approval for any of our ADC product candidates and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws are also likely to increase. These laws may impact, among other things, our current activities with principal investigators and research subjects, as well as proposed and future sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by the federal government and state governments in which we conduct our business. The laws that may affect our ability to operate include, but are not limited to:

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  the federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal health care program, such as the Medicare and Medicaid programs;

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  federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other third-party payors that are false or fraudulent or knowingly making a false statement to improperly avoid, decrease or conceal an obligation to pay money to the federal government;

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  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any health care benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any health care benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing, or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, health care benefits, items or services relating to health care matters;

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  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 and their respective implementing regulations, which impose requirements on certain covered health care providers, health plans, and health care clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization;

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  the federal physician self-referral law, commonly known as the Stark Law, which prohibits a physician from making a referral to an entity for certain designated health services reimbursed by Medicare or Medicaid if the physician or a member of the physician's family has a financial relationship with the entity, and which also prohibits the submission of any claims for reimbursement for designated health services furnished pursuant to a prohibited referral;

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  the federal Physician Payments Sunshine Act, created under Section 6002 of the Health Care Reform Act, and its implementing regulations requires manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children's Health Insurance Program (with certain exceptions) to report annually to the United States Department of Health and Human Services information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members, with data collection required beginning August 1, 2013 and reporting to the Centers for Medicare & Medicaid Services required by March 31, 2014 and by the 90th day of each subsequent calendar year;

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  federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

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  federal government price reporting laws, changed by the Health Care Reform Act to, among other things, increase the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program and offer such rebates to additional populations, that require us to calculate and report complex pricing metrics to government programs, where such reported prices may be used in the calculation of reimbursement or discounts on our marketed drugs (participation in these programs and compliance with the applicable requirements may subject us to potentially significant discounts on our products, increased infrastructure costs, and potentially limit our ability to offer certain marketplace discounts);

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  the Foreign Corrupt Practices Act, a United States law which regulates certain financial relationships with foreign government officials (which could include, for example, certain medical professionals); and

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  state law equivalents of each of the above federal laws, such as anti-kickback, false claims, consumer protection and unfair competition laws which may apply to our business practices, including, but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving health care items or services reimbursed by any third-party payor, including commercial insurers; state laws that require biotech companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to health care providers; state laws that require drug manufacturers to file reports with states regarding marketing information, such as the tracking and reporting of gifts, compensation and other remuneration and items of value provided to health care professionals and entities (compliance with such requirements may require investment in infrastructure to ensure that tracking is performed properly, and some of these laws result in the public disclosure of various types of payments and relationships, which could potentially have a negative effect on our business or increase enforcement scrutiny of our activities); and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways, with differing effects.

        In addition, the regulatory approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the health care laws mentioned above, among other foreign laws.

        The Health Care Reform Act, among other things, amended the intent standard of the federal Anti-Kickback Statute and criminal health care fraud statutes to a stricter standard such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the Health Care Reform Act codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act.

        Efforts to ensure that our business arrangements will comply with applicable health care laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other health care laws and regulations. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil, criminal and administrative penalties, damages, monetary fines, disgorgement, possible exclusion from participation in Medicare, Medicaid and other federal health care programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment or restructuring of our operations.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

        We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state health care fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, possible exclusion from participation in Medicare, Medicaid and other federal health care programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our ADC product candidates.

        We face an inherent risk of product liability as a result of the clinical testing of our ADC product candidates and will face an even greater risk if we commercialize any products. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our ADC product candidates. Even a successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

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  injury to our reputation;

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  decreased demand for our product candidates or products that we may develop;

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  withdrawal of clinical study participants;

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  costs to defend the related litigations;

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  a diversion of management's time and our resources;

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  substantial monetary awards to study participants or patients;

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  product recalls, withdrawals or labeling, marketing or promotional restrictions;

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  loss of revenue;

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  the inability to commercialize our ADC product candidates; and

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  a decline in our stock price.

        Failure to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. We currently carry product liability insurance covering our clinical studies in the amount of $10 million in the aggregate. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. In such instance, we might have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidates, which could adversely affect our business, financial condition, results of operations and prospects.

We and our third-party contract manufacturers must comply with environmental, health and safety laws and regulations, and failure to comply with these laws and regulations could expose us to significant costs or liabilities.

        We and our third-party manufacturers are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the use, generation, manufacture, distribution, storage, handling, treatment, remediation and disposal of hazardous materials and wastes. Hazardous chemicals, including flammable and biological materials, are involved in certain aspects of our business, and we cannot eliminate the risk of injury or contamination from the use, generation, manufacture, distribution, storage, handling, treatment or disposal of hazardous materials and wastes. In the event of contamination or injury, or failure to comply with environmental, health and safety laws and regulations, we could be held liable for any resulting damages and any such liability could exceed our assets and resources. We could also incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations.

        Although we maintain workers' compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

        Environmental, health and safety laws and regulations are becoming increasingly more stringent. We may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

        Further, with respect to the operations of our third-party contract manufacturers, it is possible that if they fail to operate in compliance with applicable environmental, health and safety laws and regulations or properly dispose of wastes associated with our products, we could be held liable for any resulting damages, suffer reputational harm or experience a disruption in the manufacture and supply of our product candidates or products.

We may acquire assets or form strategic alliances in the future, and we may not realize the benefits of such acquisitions.

        We may acquire additional technologies and assets, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire assets with promising markets or technologies, we may not be able to realize the benefit of acquiring such assets if we are unable to successfully integrate them with our existing technologies. We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent us from realizing their expected benefits or enhancing our business. We cannot be assured that, following any such acquisition, we will achieve the expected synergies to justify the transaction.

Our internal computer systems, or those of our strategic partners, third-party CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product candidates' development programs.

        Despite the implementation of security measures, our internal computer systems and those of our strategic partners, third-party CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. If a failure, accident or security breach were to occur and cause interruptions in our or our CROs' operations, it could result in a material disruption of our programs. For example, the loss of clinical study data for our product candidates could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or product candidates, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development of our product candidates could be delayed.

Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

        Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. For example, the global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the global financial crisis, could result in a variety of risks to our business, including, weakened demand for our product candidates and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Risks related to our common stock

We are an "emerging growth company," as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

        We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a non-binding advisory vote on executive compensation.

        We could be an emerging growth company through 2022, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.00 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a "smaller reporting company" which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them, and we cannot predict or estimate the amount or timing of such additional costs.

        Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

If our stock price is volatile, our stockholders could incur substantial losses.

        Our stock price has been and may continue to be volatile. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this "Risk Factors" section, and others beyond our control, including:

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  results and timing of preclinical studies and clinical studies of our ADC product candidates, including XMT-1536;

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  results of clinical studies of our competitors' products;

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  failure to adequately protect our trade secrets;

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  the terms on which we raise additional capital or our ability to raise it;

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  commencement or termination of any strategic partnership or licensing arrangement;

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  regulatory developments, including actions with respect to our products or our competitors' products;

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  actual or anticipated fluctuations in our financial condition and operating results;

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  publication of research reports by securities analysts about us or our competitors or our industry;

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  our failure or the failure of our competitors to meet analysts' projections or guidance that we or our competitors may give to the market;

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  additions and departures of key personnel;

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  strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

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  the passage of legislation or other regulatory developments affecting us or our industry;

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  fluctuations in the valuation of companies perceived by investors to be comparable to us;

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  sales of our common stock by us, our insiders or our other stockholders;

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  speculation in the press or investment community;

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  announcement or expectation of additional financing efforts;

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  changes in market conditions for biopharmaceutical stocks; and

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  changes in general market and economic conditions.

        In addition, the stock market has historically experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. As a result of this volatility, stockholders may not be able to sell their common stock at or above the price for which they paid for their shares. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products, or to a lesser extent our markets. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Our principal stockholders and management own a significant percentage of our stock and are able to exercise significant influence over matters subject to stockholder approval.

        As of September 30, 2018, our executive officers, directors and stockholders who own more than 5% of our outstanding common stock, together with their respective affiliates, beneficially owned a substantial majority of our common stock, including shares subject to outstanding options and warrants that are exercisable within 60 days after such date. Accordingly, these stockholders are able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of our board of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of entrenching our management or board of directors, delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our common stock.

We are incurring and will continue to incur significant increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance requirements and initiatives.

        As a public company, we are incurring and will continue to incur significant legal, insurance, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules of the SEC and The Nasdaq Stock Market have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We do not expect to pay any cash dividends for the foreseeable future.

        We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our operations. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

Provisions in our amended and restated certificate of incorporation, our amended and restated by-laws and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

        Our amended and restated certificate of incorporation, amended and restated by-laws and Delaware law contain provisions that may have the effect of discouraging, delaying or preventing a change in control of us or changes in our management that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. Our amended and restated certificate of incorporation and by-laws include provisions that:

  •
  authorize "blank check" preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

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  create a classified board of directors whose members serve staggered three-year terms;

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  specify that special meetings of our stockholders can be called only by our board of directors;

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  prohibit stockholder action by written consent;

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  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

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  provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

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  provide that our directors may be removed only for cause;

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  specify that no stockholder is permitted to cumulate votes at any election of directors;

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  expressly authorize our board of directors to have discretion to modify, alter or repeal our amended and restated by-laws; and

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  require supermajority votes of the holders of our common stock to amend specified provisions of our amended and restated certificate of incorporation and amended and restated by-laws.

        These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock.

        In addition, because we are incorporated in the State of Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

        Any provision of our amended and restated certificate of incorporation, amended and restated by-laws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

The recently passed comprehensive tax reform bill could adversely affect our business and financial condition.

        On December 22, 2017, the U.S. President signed into law new legislation that significantly revises the Internal Revenue Code of 1986, as amended (the Code). The newly enacted federal income tax law, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income in respect of net operating losses generated during or after 2018 and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the new federal tax law is uncertain and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax law. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse. We urge you to consult with your legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

Our ability to use net operating losses and certain tax credit carryforwards may be subject to certain limitations.

        For the years ended December 31, 2017 and 2016, the Company recorded no income tax benefit for the net operating losses incurred in each year, due to the uncertainty of realizing a benefit from those items. The Company has incurred net operating losses (NOLs) since its inception. At December 31, 2018, the Company had federal NOLs of approximately $102.1 million and state NOLs of approximately $102.4 million. The federal and state NOLs will expire at various dates through 2038. At December 31, 2018, the Company had Federal and State research and development tax credit carryforwards of approximately $7.7 million and $3.3 million, respectively, which expire at various dates through 2038. Under the newly enacted federal income tax law, federal NOLs incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such federal NOLs is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, under Section 382 of the Internal Revenue Code, and corresponding provisions of state law, if a corporation undergoes an "ownership change," which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation's ability to use its pre-change NOLs and other pre-change tax attributes to offset its post-change income or taxes may be limited. Our past issuances of stock and other changes in our stock ownership may have resulted in ownership changes within the meaning of Section 382 of the Code; accordingly, our pre-change NOLs may be subject to limitation under Section 382. If we determine that we have not undergone an ownership change, the Internal Revenue Service could challenge our analysis, and our ability to use our NOLs to offset taxable income could be limited by Section 382 of the Code. Future changes in our stock ownership, including in connection with this offering and some of which are outside of our control, could result in ownership changes under Section 382 of the Code further limiting our ability to utilize our NOLs. Our NOLs may also be impaired under state law. Accordingly, we may not be able to utilize a material portion of our NOLs. The Company has determined that ownership changes have occurred through December 31, 2015 and that certain NOLs and research and development tax credit carryforwards will be subject to limitation. We may also have incurred subsequent ownership changes. Furthermore, our ability to utilize our NOLs is conditioned upon our attaining profitability and generating U.S. federal taxable income. We have incurred net losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future; thus, we do not know whether or when we will generate the U.S. federal taxable income necessary to utilize our NOLs. We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Our amended and restated certificate of incorporation designates the state or federal courts within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

        Our amended and restated certificate of incorporation provides that, subject to limited exceptions, the state or federal courts within the State of Delaware will be exclusive forums for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated by-laws or (4) any other action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity that purchases or otherwise acquires any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above. This choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Risks related to this offering

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

        We currently intend to use the net proceeds of this offering, if any, to support clinical development of XMT-1536, to progress our next ADC product candidates into Phase 1 clinical development, to progress our early platform development and the balance to fund working capital, capital expenditures and other general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See "Use of Proceeds."

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

        Because the price per share at which shares of our common stock are sold in this offering is substantially higher than the book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of             shares of our common stock in this offering at the public offering price of $            per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2018 would have been $            , or $            per share of common stock. This represents an immediate increase in the net tangible book value of $            per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $             per share to new investors who purchase our common stock in the offering. See "Dilution" for a more detailed discussion of the dilution you may incur in connection with this offering.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words "anticipate," "believe," "estimate," "expect," "goal," "intend," "may," "seek," "plan," "predict," "project," "target," "potential," "will," "would," "possible," "could," "should," "continue," "contemplate" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        These forward-looking statements include, among other things, statements about:

  •
  the initiation, cost, timing, progress and results of our current and future research and development activities, preclinical studies and clinical trials;

  •
  the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership arrangements;

  •
  the timing of, and our ability to obtain and maintain, regulatory approvals for XMT-1536;

  •
  our ability to quickly and efficiently identify and develop additional product candidates;

  •
  our ability to advance any product candidate into, and successfully complete, clinical trials;

  •
  our intellectual property position, including with respect to our trade secrets; and

  •
  our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources and our need for additional financing.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the "Risk Factors" section in this prospectus supplement. See "Where You Can Find More Information." Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

        We cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

 USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds from this offering will be approximately $             million.

        We intend to use the net proceeds from this offering:

  •
  to support clinical development of XMT-1536;

  •
  to progress our next ADC product candidates into Phase 1 clinical development;

  •
  to progress our early platform development; and

  •
  the balance to fund working capital, capital expenditures and other general corporate purposes.

        This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

        Pending our use of the net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

 DIVIDEND POLICY

        We have not declared or paid any cash dividends on our common stock. We do not intend to pay any dividends on our common stock for the foreseeable future.

 DILUTION

        Our net tangible book value as of September 30, 2018 was approximately $29.9 million, or $1.29 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.

        After giving effect to the sale by us of            shares of common stock in this offering at the public offering price of $            per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2018 would have been approximately $            , or $            per share of common stock. This represents an immediate increase in the net tangible book value of $            per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $ per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed offering price per share			$
Net tangible book value per share as of September 30, 2018		$1.29
Increase per share attributable to new investors	$

As-adjusted net tangible book value per share after this offering			$

Net dilution per share to new investors			$

        The foregoing table is based on 23,160,875 shares of our common stock outstanding and excludes the following, each as of September 30, 2018:

  •
  110,365 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $0.05 per share;

  •
  3,670,680 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $6.61 per share;

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  1,288,227 shares of common stock reserved for future issuance under our 2017 Stock Incentive Plan; and

  •
  225,000 shares of common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan.

UNDERWRITING

        SVB Leerink LLC is acting as representative of each of the underwriters named below and as sole book-running manager for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
SVB Leerink LLC
Total

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representative has advised us that the underwriters propose initially to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed by the representative.

        The following table shows the initial public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

Total
	Per Share	Without Option	With Option
Initial public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

        We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $300,000. We also have agreed to reimburse the underwriters for up to $10,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. The underwriters have agreed to reimburse us for certain out-of-pocket expenses incurred in connection with this offering.

Option to Purchase Additional Shares

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to             additional shares at the initial public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We have agreed, for a period of 90 days after the date of this prospectus supplement, that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, without the prior written consent of SVB Leerink LLC on behalf of the underwriters, subject to certain limited exceptions.

        Our executive officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock;

  •
  sell any option or contract to purchase any common stock;

  •
  purchase any option or contract to sell any common stock;

  •
  grant any option, right or warrant to purchase any common stock;

  •
  otherwise transfer or dispose of, directly or indirectly, any common stock;

  •
  publicly disclose the intention to make any offer, sale, pledge or disposition;

  •
  enter into any swap or other agreement or any transaction that transfers, in whole or in part, any economic consequence of ownership of any common stock, whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

  •
  make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "MRSN."

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Select Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

        In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

        We, the representative and each of our and the representative's and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

MiFID II Product Governance

        Any person offering, selling or recommending the shares (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any

resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

        We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.mersana.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. You can read our SEC filings, including the registration statement, on the SEC's website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, until the termination of the offering of securities described in this prospectus supplement. We hereby incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 28, 2018;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 30, 2018;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, as filed with the SEC on May 15, 2018, August 14, 2018 and November 13, 2018, respectively;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 2, 2018, March 12, 2018, March 19, 2018, April 10, 2018, June 29, 2018, July 23, 2018, September 17, 2018, January 4, 2019, January 4, 2019 and February 28, 2019; and

  •
  Description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on June 23, 2017, including any amendment or report filed for the purpose of updating such description.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies, supersedes or replaces such statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
Mersana Therapeutics, Inc.
840 Memorial Drive
Cambridge, Massachusetts 02139
(617) 498-0020

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.mersana.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

        The validity of the issuance of the securities offered pursuant to this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The underwriters are being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Mersana Therapeutics, Inc. appearing in Mersana Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Warrants

Units

        We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $250,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

        Our common stock is traded on The Nasdaq Global Select Market under the symbol "MRSN." On September 12, 2018, the closing price of our common stock was $14.23.

        Investing in our securities involves risks. See "Risk Factors" on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 17, 2018

        You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under "Where You Can Find More Information" below.

        This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        "Mersana Therapeutics," "Mersana," the "Company," "we," "us," "our" and similar names refer to Mersana Therapeutics, Inc. and its consolidated subsidiary, unless we state otherwise or the context otherwise requires.

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

        We are a clinical stage biopharmaceutical company focused on developing antibody drug conjugates, or ADCs, that offer a clinically meaningful benefit for cancer patients with significant unmet need. We have leveraged 20 years of industry learning in the ADC field to develop proprietary technologies that enable us to design ADCs to have improved efficacy, safety and tolerability relative to existing ADC therapies. Our most advanced platform, Dolaflexin, has been used to generate a pipeline of proprietary ADC product candidates to address patient populations that are not currently amenable to treatment with traditional ADC-based therapies. Our first product candidate, XMT-1522, is a HER2-targeted ADC currently in a Phase 1 dose escalation study primarily in breast cancer patients as well as non-small cell lung cancer, or NSCLC, and gastric cancer. Upon the completion of dose escalation, we plan to expand clinical development of XMT-1522 into additional breast cancer, NSCLC, and gastric cancer patient populations, all of which are not adequately addressed by existing HER2 therapies. Our second product candidate, XMT-1536, is an ADC targeting NaPi2b, an antigen broadly expressed in ovarian cancer and NSCLC. XMT-1536 entered clinical development in late 2017 and is currently in a Phase 1 dose escalation study. Beyond our two lead product candidates, we continue to invest in our earlier stage product candidates and in our ADC technologies. In addition, we have established a strategic partnership with Takeda Pharmaceutical Company Limited, or Takeda, under which it obtained rights to XMT-1522 outside of the United States and Canada. We have also established strategic research and development partnerships with Takeda and Merck KGaA for the development and commercialization of additional ADC product candidates against a limited number of targets selected by our partners based on our Dolaflexin platform. We believe the potential of our ADC technologies, supported by our world-class management team and protected by our robust intellectual property portfolio, will allow us to develop targeted and highly tailored therapies to help cancer patients triumph over cancer.

        We were incorporated in the state of Delaware in February 2002 as Nanopharma Corp., and we changed our name to Mersana Therapeutics, Inc. in November 2005. Our principal executive offices are located at 840 Memorial Drive, Cambridge, Massachusetts 02139, and our telephone number is (617) 498-0020. Our Internet website is www.mersana.com.

RISK FACTORS

        Investing in our securities involves a high degree of risk. See "Part I, Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K and "Part II, Item 1A—Risk Factors" in any subsequent Quarterly Report on Form 10-Q incorporated by reference in this prospectus, in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the "Risk Factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words "anticipate," "believe," "estimate," "expect," "goal," "intend," "may," "seek," "plan," "predict," "project," "target," "potential," "will," "would," "possible," "could," "should," "continue," "contemplate" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        These forward-looking statements include, among other things, statements about:

  •
  the initiation, cost, timing, progress and results of our current and future research and development activities, preclinical studies and clinical trials;

  •
  the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership arrangements;

  •
  the timing of, and our ability to obtain and maintain, regulatory approvals for our product candidates;

  •
  our ability to quickly and efficiently identify and develop additional product candidates;

  •
  our ability to advance any product candidate into, and successfully complete, clinical trials;

  •
  our intellectual property position, including with respect to our trade secrets; and

  •
  our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources and our need for additional financing.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the "Risk Factors" section in the applicable prospectus supplement. See "Where You Can Find More Information." Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

        We cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus primarily for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, research and development expenditures, clinical development of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

        We may sell securities in any of the ways described below or in any combination:

  •
  to or through underwriters or dealers;

  •
  through one or more agents;

  •
  directly to purchasers or to a single purchaser; or

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise.

        The distribution of the securities by us may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement will describe the terms of the offering of the securities, including the following:

  •
  name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

        We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

        Our common stock is listed on The Nasdaq Global Select Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

 DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our fifth amended and restated certificate of incorporation and amended and restated by-laws, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. We refer in this section to our fifth amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated by-laws as our by-laws.

General

        Our authorized capital stock consists of 175,000,000 shares of our common stock, par value $0.0001 per share. As of August 13, 2018, we had 23,153,418 shares of common stock outstanding.

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. A contested election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election; otherwise, a nominee is elected if the votes properly cast for such nominee exceed the votes properly cast against such nominee. Holders of common stock are entitled to receive any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock.

        Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Anti-Takeover Effects of Our Certificate of Incorporation and Our By-Laws

        Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

        These provisions include:

        Classified Board.    Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. Our board of directors currently consists of six members.

        Action by Written Consent; Special Meetings of Stockholders.    Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

        Removal of Directors.    Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares of capital stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

        Advance Notice Procedures.    Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

        Super Majority Approval Requirements.    The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless either a corporation's certificate of incorporation or by-laws requires a greater percentage. Our certificate of incorporation and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to our certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

        Exclusive Forum.    Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar's address is 250 Royall Street, Canton, Massachusetts 02021.

Listing

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "MRSN."

DESCRIPTION OF PREFERRED STOCK

        Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 25,000,000 shares of our preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. As of June 30, 2018, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

        If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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  the title and stated value;

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  the number of shares offered, the liquidation preference per share and the purchase price;

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  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption, if applicable;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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  voting rights, if any, of the preferred stock;

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

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  any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

        The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

        The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

        As of June 30, 2018, we had warrants outstanding that represent the right to acquire 110,365 shares of common stock.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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  the title of the series of units;

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  identification and description of the separate constituent securities comprising the units;

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  the price or prices at which the units will be issued;

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  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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  a discussion of certain United States federal income tax considerations applicable to the units; and

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  any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

        We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.mersana.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549

        Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

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  Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 28, 2018;

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  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 30, 2018;

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  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as filed with the SEC on May 15, 2018 and August 14, 2018, respectively;

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  Our Current Reports on Form 8-K filed with the SEC on March 2, 2018, March 12, 2018, March 19, 2018, April 10, 2018, June 29, 2018 and July 23, 2018; and

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  Description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on June 23, 2017, including any amendment or report filed for the purpose of updating such description.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
Mersana Therapeutics, Inc.
840 Memorial Drive
Cambridge, Massachusetts 02139
(617) 498-0020

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.mersana.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

        The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Mersana Therapeutics, Inc. appearing in Mersana Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission)given on the authority of such firm as experts in accounting and auditing.

             Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

SVB Leerink

                                    , 2019